Exhibit 10.2


                                                                EXECUTION COPY
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                                  $170,000,000

                                CREDIT AGREEMENT



                                      among



                             PLAYTEX PRODUCTS, INC.,
                                 as the Borrower


                               The Several Lenders
                        from Time to Time Parties Hereto,

                           DLJ CAPITAL FUNDING, INC.,
                            as the Syndication Agent


                                       and


                             WELLS FARGO BANK, N.A.,
                           as the Administrative Agent



                            Dated as of July 21, 1997


                                   Arranged By

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


 ------------------------------------------------------------------------------


                                                       (Credit Agreement)

                                TABLE OF CONTENTS


                                                                            Page



SECTION 1.    DEFINITIONS..................................................  2
      1.1     Defined Terms................................................  2
      1.2     Other Definitional Provisions................................ 24

SECTION 2.    AMOUNT AND TERMS OF WORKING CAPITAL REVOLVING
               CREDIT COMMITMENTS.......................................... 24
      2.1     Working Capital Revolving Credit Commitments................. 24
      2.2     Procedure for Working Capital Revolving Credit Borrowing..... 25
      2.3     Termination or Reduction of Working Capital Revolving Credit
              Commitments.................................................. 26
      2.4     Swing Line Commitment........................................ 26

SECTION 3.    LETTERS OF CREDIT............................................ 29
      3.1     L/C Commitment............................................... 29
      3.2     Procedure for Issuance of Letters of Credit.................. 30
      3.3     L/C Participations........................................... 30
      3.4     Reimbursement Obligation of the Borrower..................... 31
      3.5     Obligations Absolute......................................... 31
      3.6     Letter of Credit Payments.................................... 32
      3.7     Application.................................................. 32

SECTION 4.    AMOUNT AND TERMS OF ACQUISITION REVOLVING
               CREDIT COMMITMENTS.......................................... 32
      4.1     Acquisition Revolving Credit Commitments..................... 32
      4.2     Procedure for Acquisition Revolving Credit Borrowing......... 33
      4.3     Termination or Reduction of Acquisition Revolving Credit
              Commitments.................................................. 34

SECTION 5.    TERM A LOANS................................................. 34
      5.1     Term A Loans................................................. 34
      5.2     Procedure for Term A Loan Borrowing.......................... 35

SECTION 6.    GENERAL PROVISIONS........................................... 35
      6.1     Fees......................................................... 35
      6.2     Repayment of Loans; Evidence of Debt......................... 36
      6.3     Optional and Mandatory Prepayment............................ 38
      6.4     Conversion and Continuation Options.......................... 41
      6.5     Maximum Number of Interest Periods........................... 42


                                                       (Credit Agreement)

                                                                            Page


      6.6     Interest Rates and Payment Dates............................. 42
      6.7     Computation of Interest and Fees............................. 43
      6.8     Inability to Determine Interest Rate......................... 43
      6.9     Pro Rata Treatment and Payments.............................. 44
      6.10    Illegality................................................... 47
      6.11    Requirements of Law.......................................... 47
      6.12    Taxes........................................................ 49
      6.13    Indemnity.................................................... 53
      6.14    Replacement of Lender........................................ 53

SECTION 7.    REPRESENTATIONS AND WARRANTIES............................... 54
      7.1     Financial Condition.......................................... 54
      7.2     No Change.................................................... 55
      7.3     Corporate Existence; Compliance with Law..................... 55
      7.4     Corporate Authorization; Enforceable Obligations............. 55
      7.5     No Legal Bar................................................. 56
      7.6     No Material Litigation....................................... 56
      7.7     No Default................................................... 56
      7.8     Ownership of Property; Liens................................. 57
      7.9     Intellectual Property........................................ 57
      7.10    No Burdensome Restrictions................................... 57
      7.11    Taxes........................................................ 57
      7.12    Federal Regulations.......................................... 57
      7.13    ERISA........................................................ 58
      7.14    Investment Company Act; Other Regulations.................... 58
      7.15    Subsidiaries................................................. 58
      7.16    Purpose of Loans............................................. 58
      7.17    Environmental Matters........................................ 59
      7.18    Senior Indebtedness.......................................... 60
      7.19    Disclosure................................................... 61
      7.20    Collateral Documents......................................... 61

SECTION 8.    CONDITIONS PRECEDENT......................................... 62
      8.1     Conditions to Effectiveness.................................. 62
      8.2     Conditions to Each Extension of Credit....................... 67

SECTION 9.    AFFIRMATIVE COVENANTS........................................ 68
      9.1     Financial Statements......................................... 68
      9.2     Certificates; Other Information.............................. 69
      9.3     Payment of Obligations....................................... 70
      9.4     Conduct of Business and Maintenance of Existence............. 70
      9.5     Maintenance of Property; Insurance........................... 70


                                                       (Credit Agreement)

                                                                            Page


      9.6     Inspection of Property, Books and Records; Discussion........ 70
      9.7     Notices...................................................... 71
      9.8     Environmental Laws........................................... 72

SECTION 10.   NEGATIVE COVENANTS........................................... 72
      10.1    Financial Condition Covenants................................ 72
      10.2    Limitation on Indebtedness................................... 74
      10.3    Limitation on Liens.......................................... 76
      10.4    Limitation on Guarantee Obligations.......................... 78
      10.5    Limitation on Fundamental Changes............................ 79
      10.6    Limitation on Sale of Assets................................. 79
      10.7    Limitation on Dividends...................................... 80
      10.8    Limitation on Capital Expenditures........................... 81
      10.9    Limitation on Investments, Loans and Advances................ 81
      10.10   Certain Provisions Relating to Other Debt Instruments........ 82
      10.11   Limitation on Transactions with Affiliates................... 83
      10.12   Limitation on Sales and Leasebacks........................... 84
      10.13   Limitation on Changes in Fiscal Year......................... 84
      10.14   Limitation on Negative Pledge Clauses........................ 84
      10.15   Amendment of Articles of Incorporation....................... 84

SECTION 11.   EVENTS OF DEFAULT............................................ 84

SECTION 12.   THE AGENTS................................................... 87
      12.1    Appointment.................................................. 87
      12.2    Delegation of Duties......................................... 88
      12.3    Exculpatory Provisions....................................... 88
      12.4    Reliance by Agents........................................... 88
      12.5    Notice of Default............................................ 89
      12.6    Non-Reliance on Agents and Other Lenders..................... 89
      12.7    Indemnification.............................................. 90
      12.8    Agent in Its Individual Capacity............................. 90
      12.9    Successor Agents............................................. 90
      12.10   Intercreditor Agreement and Collateral Documents............. 91
      12.11   Other Titles................................................. 92
      12.12   Wells Fargo as Issuer of Letters of Credit................... 92

SECTION 13.   MISCELLANEOUS................................................ 92
      13.1    Amendments and Waivers....................................... 92
      13.2    Notices...................................................... 93
      13.3    No Waiver; Cumulative Remedies............................... 94
      13.4    Survival of Representations and Warranties................... 94


                                                       (Credit Agreement)

      13.5    Payment of Expenses and Taxes................................ 95
      13.6    Successors and Assigns; Participations and Assignments....... 96
      13.7    Adjustments; Set-off......................................... 98
      13.8    Release of New Subsidiary Guarantees......................... 99
      13.9    Modification of Schedules....................................100
      13.10   Counterparts.................................................100
      13.11   Severability.................................................100
      13.12   Integration..................................................100
      13.13   GOVERNING LAW................................................100
      13.14   Submission To Jurisdiction; Waivers..........................100
      13.15   Acknowledgments..............................................101
      13.16   WAIVERS OF JURY TRIAL........................................101
      13.17   Confidentiality..............................................101




                                                       (Credit Agreement)

SCHEDULES

      1.1         Addresses for Notice, Commitments
      3.1         Existing Letters of Credit
      6.2         Term A Loan Amortization
      7.1         Financial Condition
      7.2         No Change
      7.5         No Legal Bar
      7.6         Material Litigation
      7.9         Intellectual Property Claims
      7.15        Subsidiaries
      7.17        Environmental Matters
      7.20        UCC filing jurisdictions
      9.8         Environmental Laws
      10.2(d)     Existing Indebtedness
      10.3(f)     Existing Liens
      10.4(a)     Existing Guarantees
      10.11       Existing Affiliate Transactions


EXHIBITS

      A-1         Working Capital Revolving Credit Note
      A-2         Acquisition Revolving Credit Note
      A-3         Term A Loan Note
      A-4         Swing Line Note
      B-1         Borrower Security Agreement
      B-2         Borrower Stock Pledge Agreement
      B-3         Subsidiary Security Agreement
      B-4         Subsidiary Stock Pledge Agreement
      C           Subsidiary Guarantee
      D           Borrowing Certificate
      E-1         Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
      E-2         Opinion of Cummings & Lockwood
      E-3         Opinion of Paul E. Yestrumskas
      E-4         Opinion of Amster, Rothstein & Ebenstein
      E-5         Opinion of Rosenfeld, Meyer & Susman, LLP
      F           Assignment and Acceptance
      G           Swing Line Loan Participation Certificate
      H           Trademark Subsidiary Agreement
      I           Intercreditor Agreement




                                                       (Credit Agreement)

            CREDIT AGREEMENT, dated as of July 21, 1997, is among (a) PLAYTEX PRODUCTS, INC., a Delaware corporation (the "BORROWER"), (b) the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS"), (c) DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent (in such capacity, the "SYNDICATION AGENT") and (d) Wells Fargo Bank, N.A. ("WELLS FARGO"), as agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").

            WHEREAS, the Borrower, the several lenders parties thereto and The Chase Manhattan Bank, as agent, are parties to a Credit Agreement, dated as of June 6, 1995 (as amended, supplemented or otherwise modified to the Closing Date (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1), the "EXISTING CREDIT AGREEMENT");

            WHEREAS, the Borrower proposes to prepay all of its outstanding indebtedness under the Existing Credit Agreement on the Closing Date and terminate any commitments thereunder; and

            WHEREAS, in order to finance (i) the prepayment of approximately $391,900,000 in aggregate principal amount of existing indebtedness under the Existing Credit Agreement and accrued and unpaid interest thereon, and (ii) the payment of up to $10,000,000 in Transaction Costs, the Borrower proposes to issue the Senior Notes under the Senior Note Indenture for aggregate gross proceeds of not less than $150,000,000 and borrow Term Loans under the Term Loan Agreement in an aggregate principal amount of $150,000,000, and the Lenders have agreed, subject to the terms and conditions set forth herein, to make the Term A Loans under this Agreement to the Borrower in the aggregate amount of $55,000,000 and to make the initial Revolving Credit Loans under this Agreement in the aggregate approximately amount of up to $46,900,000.

            NOW THEREFORE, in consideration of the premises, the Borrower, the Agents and the Lenders agree as follows:


                                                       (Credit Agreement)

                            SECTION 1. DEFINITIONS

            1.1 DEFINED TERMS. As used in this Agreement, terms defined in the preamble or recitals hereto are used as so defined and the following terms shall have the following meanings:

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
      (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its principal office in San Francisco (the Prime Rate not being intended to be the lowest rate of interest charged by Wells Fargo in connection with extensions of credit to debtors); "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.



                                                       (Credit Agreement)

            "ACQUISITION REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender to make Acquisition Revolving Credit Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule
      1.1 under the heading "Acquisition Revolving Credit Commitment", as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

            "ACQUISITION REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Acquisition Revolving Credit Commitment then constitutes of the aggregate Acquisition Revolving Credit Commitments (or, at any time after the Acquisition Revolving Credit Commitments shall have expired or been terminated, the percentage which the aggregate principal amount of such Lender's Acquisition Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Acquisition Revolving Credit Loans then outstanding).

            "ACQUISITION REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Acquisition Revolving Credit Termination Date or such earlier date on which the Acquisition Revolving Credit Commitments terminate as provided herein.

            "ACQUISITION REVOLVING CREDIT LOANS":  as defined in subsection 4.1.

            "ACQUISITION REVOLVING CREDIT NOTE": as defined in subsection
      6.2(e).

            "ACQUISITION REVOLVING CREDIT TERMINATION DATE":  June 15, 2003.

            "ACQUISITION SUBORDINATED INDEBTEDNESS": any unsecured Indebtedness of the Borrower incurred to finance an acquisition permitted under subsection 10.9(h): no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to December 31, 2003; the payment of the principal of and interest on which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Notes and all other obligations and liabilities of the Borrower to the Agents and the Lenders hereunder on terms and conditions at least as favorable to the Agents and the Lenders as the Senior Subordinated Notes; and all the negative covenants and events of default of which are at least as favorable to the Borrower and to the Agents and the Lenders as the Senior Subordinated Notes or are otherwise reasonably acceptable to the Agents and the Required Lenders.

            "ADMINISTRATIVE AGENT": as defined in the introduction to this Agreement and also means and includes any successor administrative agent appointed pursuant to subsection 12.9.


                                                       (Credit Agreement)

            "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or, in the case of any Lender which is an investment fund, any other fund which is managed by the same investment advisor or an Affiliate thereof; PROVIDED that a Person shall not be deemed an Affiliate of another Person solely by reason of an individual serving as an officer or director of such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "AGENTS": the Administrative Agent and the Syndication Agent, and for the purposes of Section 12 only, the Collateral Agent, as applicable.

            "AGGREGATE OUTSTANDING WORKING CAPITAL REVOLVING EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Working Capital Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Working Capital Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

            "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "APPAREL NOTES": the Junior Subordinated Notes dated December 28, 1988 issued by the Borrower in the approximate original aggregate principal amount of $38,350,000, the outstanding principal amount of which as of March 31, 1997, was approximately $78,400,000, and additional notes in the form thereof issued in lieu of cash interest, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "APPLICABLE ABR MARGIN": as of any date of determination, a percentage per annum equal to 0.0%.

            "APPLICABLE COMMITMENT FEE PERCENTAGE": as at any date of determination, a percentage per annum determined by the Funded Debt Ratio set forth on the most recent Level Determination Certificate as shown below; PROVIDED that until January 18, 1998, the Applicable Commitment Fee Percentage shall be deemed to be 0.375% per annum:



                                                       (Credit Agreement)

                                                 Commitment
            FUNDED DEBT RATIO                FEE PERCENTAGE

            Greater than or equal
            to 4.5:1.0                               0.375%

            Less than 4.5:1.0                        0.250%

            "APPLICABLE EURODOLLAR MARGIN": as of any date of determination, a percentage per annum determined by the Funded Debt Ratio set forth on the most recent Level Determination Certificate as shown below; PROVIDED that until January 18, 1998, the Applicable Eurodollar Margin shall be deemed to be 1.25% per annum:

                                                 Eurodollar
            FUNDED DEBT RATIO                        MARGIN

            Greater than or equal
            to 5.5:1.0                               1.250%

            Greater than or equal
            to 4.5:1.0, less than 5.5:1.0            1.000%

            Less than 4.5:1.0                        0.750%

            "APPLICATION": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

            "ARRANGER": Donaldson, Lufkin & Jenrette Securities Corporation, as the arranger of the credit facilities described herein.

            "ASSIGNEE":  as defined in subsection 13.6(c).

            "AVAILABLE ACQUISITION REVOLVING CREDIT COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Acquisition Revolving Credit Commitment at such time over (b) such Lender's outstanding Acquisition Revolving Credit Loans.

            "AVAILABLE WORKING CAPITAL REVOLVING CREDIT COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Working Capital Revolving Credit Commitment at such time over (b) the sum of (i) such Lender's Aggregate Outstanding Working Capital Revolving Extensions of Credit and (ii) an amount equal to such Lender's Working Capital Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans (PROVIDED that for


                                                       (Credit Agreement)
      purposes of calculating Available Working Capital Revolving Credit Commitments pursuant to subsection 6.1(a) such amount referred to in clause (ii) shall be zero).

            "BANKRUPTCY CODE": Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "BOARD": the Board of Governors of the Federal Reserve System (or any successor thereto).

            "BORROWER":  as defined in the introduction to this Agreement.

            "BORROWER SECURITY AGREEMENT": the Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time.

            "BORROWER SECURITY DOCUMENTS": the collective reference to the Borrower Security Agreement and the Borrower Stock Pledge Agreement.

            "BORROWER STOCK PLEDGE AGREEMENT": the Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time.

            "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.2, 2.4, 4.2 or 5.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

            "BUSINESS":  as defined in subsection 7.17(b).

            "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

            "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of any commercial bank which has capital and surplus in excess of $500,000,000 having maturities of one year or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-1 by Standard and Poor's


                                                       (Credit Agreement)

      Ratings Group or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments having maturities of nine months or less from the date of acquisition, (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least A by Standard & Poor's Ratings Group or A by Moody's Investors Services, Inc., (e) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, or (f) shares of money market accounts or funds which invest only in the types of securities described in (a) through (e) above.

            "C/D ASSESSMENT RATE": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

            "C/D RESERVE PERCENTAGE": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of such Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

            "CHANGE OF CONTROL": (i) The failure at any time of the Permitted Holders collectively to beneficially own and control, directly or indirectly, 25% of the outstanding Capital Stock having ordinary voting power in the election of directors of the Borrower, or (ii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than any such group that includes the Permitted Holders, (x) shall have acquired beneficial ownership of (A) Capital Stock of the Borrower representing 33-1/3% or more of the outstanding Capital Stock having ordinary voting power in the election of directors of the Borrower and (B) more of such Capital Stock than is owned by the Permitted Holders, or (y) shall obtain the power (whether or not exercised) to elect a majority of the members of the Borrower's Board of Directors.



                                                       (Credit Agreement)

            "CLOSING DATE": the date on which the conditions precedent set forth in subsection 8.1 shall be satisfied, PROVIDED that such date shall be no later than August 31, 1997.

            "CODE": the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

            "COLLATERAL AGENT": Wells Fargo acting in its capacity as collateral agent under the applicable Security Documents on behalf of the Lenders and the Persons party to the Intercreditor Agreement (other than the Borrower).

            "COMMERCIAL LETTER OF CREDIT":  as defined in subsection 3.1(b)(i).

            "COMMITMENTS": the collective reference to the Revolving Credit Commitments, the Swing Line Commitment and the Term A Loan Commitments.

            "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "CONSOLIDATED CAPITAL EXPENDITURES": of any Person for any period, the amount of expenditures of such Person, determined on a consolidated basis in accordance with GAAP, for such period in respect of the purchase or other acquisition of fixed or capital assets (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, (ii) any such asset purchased with the net cash proceeds of the sale or disposition of assets within 12 months after such sale or disposition in accordance with subsection 10.6(d), (iii) any such asset acquired in connection with a business acquisition permitted by subsection 10.9(h) or (iv) any expenditures from the proceeds of casualty insurance used to repair or replace the assets affected by such casualty loss).

            "CONSOLIDATED EBITDA": of any Person for any period, Consolidated Net Income of such Person for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income, the sum of (a) total income and franchise tax expense, (b) interest expense net of any payments or receipts under any Interest Rate Agreements, amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) the expenses associated with amortization of intangibles


                                                       (Credit Agreement)

      (including, but not limited to, goodwill) and organization costs, (e) writeoff of goodwill and other non cash charges, (f) any extraordinary and unusual losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, losses on the sales of assets outside the ordinary course of business) and (g) any similar non-cash charges, MINUS any extraordinary and unusual gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, gains on the sales of assets outside of the ordinary course of business); PROVIDED, that for purposes of subsection 10.1(b) and the definition of Funded Debt Ratio only, if a business acquisition or investment permitted by subsection 10.9(h) occurs during any period, Consolidated EBITDA of the Borrower for such period shall include the pro forma Consolidated EBITDA for such period of the business acquired or investment made after giving effect to management's reasonable estimate of the performance of such business or investment as if such business had been acquired or investment made as of the beginning of such period.

            "CONSOLIDATED FUNDED INDEBTEDNESS": of any Person, as of the date of determination, all Indebtedness hereunder and under the Notes and all other Indebtedness (other than under any Interest Rate Agreement and, in the case of the Borrower, the Apparel Notes) of such Person and its Subsidiaries which other Indebtedness by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date including, in any event, the Aggregate Outstanding Working Capital Revolving Extensions of Credit of all Lenders, the outstanding Acquisition Revolving Credit Loans of all Lenders and the outstanding Swing Line Loans.

            "CONSOLIDATED INTEREST EXPENSE": of any Person for any period, the amount of interest expense payable in cash (excluding any amounts paid or payable in additional securities of such Person) net of (i) any payments or receipts under any Interest Rate Agreements of such Person and (ii) any consolidated interest income of such Person, determined on a consolidated basis in accordance with GAAP (but excluding the amortization of deferred financing costs), for such period on the aggregate principal amount of its Indebtedness.

            "CONSOLIDATED NET INCOME": of any Person for any period, net income of such Person, determined on a consolidated basis in accordance with GAAP.

            "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.



                                                       (Credit Agreement)

            "DEFAULT": any of the events specified in Section 11, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "DLJ":  as defined in the introduction to this Agreement.

            "DOLLARS" and "$": dollars in lawful currency of the United States of America.

            "DOMESTIC SUBSIDIARY": a Subsidiary of the Borrower which is incorporated in a state of the United States or in the District of Columbia.

            "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as a result of exposure to Materials of Environmental Concern) or the environment, as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such system.

            "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.



                                                       (Credit Agreement)

            "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                EURODOLLAR BASE RATE
                    1.00 -  Eurocurrency Reserve Requirements

            "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "EVENT OF DEFAULT": any of the events specified in Section 11, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "EXCESS AMOUNT":  as defined in subsection 6.3(h).

            "EXISTING CREDIT AGREEMENT": as defined in the recitals to this Agreement.

            "EXISTING LENDERS":  as defined in subsection 8.1(p).

            "EXISTING LETTERS OF CREDIT": the Letters of Credit described on
      Schedule 3.1 issued by the issuing bank under the Existing Credit Agreement which shall for all purposes of the Loan Documents be deemed to be Letters of Credit hereunder issued on the Closing Date.

            "EXISTING LOAN DOCUMENTS": the "Loan Documents" under the Existing Credit Agreement.

            "EXISTING REVOLVING CREDIT LOANS": the revolving credit loans and swing line loans outstanding under the Existing Credit Agreement on the Closing Date.

            "EXISTING TERM LOANS": the term loans outstanding under the Existing Credit Agreement on the Closing Date.

            "FACILITY MANAGER": Wells Fargo, in its capacity as facility manager under the Term Loan Agreement.



                                                       (Credit Agreement)

            "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "FUNDED DEBT RATIO": with respect to any Test Period, the ratio of
      (i) Consolidated Funded Indebtedness of the Borrower on the last day of such Test Period MINUS (x) up to $30,000,000 in aggregate principal amount of Working Capital Revolving Credit Loans which constitute seasonal borrowings outstanding on the last day of such Test Period, as reduced by the aggregate amount of Unrestricted Cash held by the Borrower on the last day of such Test Period, MINUS (y) without duplication, the aggregate amount of Unrestricted Cash held by the Borrower on the last day of such Test Period to (ii) Consolidated EBITDA for such Test Period.

            "GAAP": generally accepted accounting principles in the United States of America in effect from time to time or, in the case of compliance with subsection 10.1, consistent with those utilized in preparing the audited financial statements referred to in subsection 7.1.

            "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and


                                                       (Credit Agreement)

      (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "GUARANTEE":  the reference to the Subsidiaries Guarantee.

            "GUARANTOR": any Person delivering a Guarantee or a supplement thereto pursuant to this Agreement.

            "HW&P":  Haas Wheat & Partners Incorporated.

            "INDEBTEDNESS": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of banker's acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (it being understood that Indebtedness shall not include (i) any obligations under any Interest Rate Agreement and (ii) any Guarantee Obligation). For purposes of any calculation hereunder, the amount of any Indebtedness outstanding at any time, except Indebtedness under clause (e) of this definition, shall be deemed to be equal to the then outstanding principal amount of such Indebtedness (including, with respect to Financing Leases, the implied principal amount thereof calculated in accordance with GAAP) and the amount of any Indebtedness outstanding at any time under clause
      (e) of this definition shall be equal to the lesser of (i) the then outstanding principal amount of, and all accrued and unpaid interest on, the liability secured by the applicable property and (ii) the then fair market value of such property.

            "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "INSOLVENT":  pertaining to a condition of Insolvency.

            "INTELLECTUAL PROPERTY":  as defined in subsection 7.9.



                                                       (Credit Agreement)

            "INTERCREDITOR AGREEMENT": the intercreditor agreement dated as of July 21, 1997, by and among the Borrower, the other Loan Parties, the Collateral Agent, the Administrative Agent and the Facility Manager, substantially in the form of Exhibit I annexed hereto, as such Intercreditor Agreement may hereafter be amended, supplemented or modified from time to time.

            "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the first day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period.

            "INTEREST PERIOD":  with respect to any Eurodollar Loan:

                        (a) initially, the period commencing on the borrowing or
            conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or nine months (or, if available, twelve months) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                        (b) thereafter, each period commencing on the last day
            of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or nine months (or, if available, twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

      PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period for any Loans that would otherwise extend beyond the date final payment is due on such Loans shall end on such date of final payment;

                  (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which


                                                       (Credit Agreement)
            there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

            "INTEREST RATE AGREEMENT": with respect to any Person, any interest rate swap agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which such Person is a party or a beneficiary.

            "INVESTORS": HWH Capital Partners, L.P., HWH Valentine Partners, L.P. and HWH Surplus Valentine Partners, L.P.

            "ISSUING BANK": Wells Fargo, in its capacity as issuer of any Letter of Credit.

            "JHIRMACK BUSINESS": the assets and liabilities of the Borrower and its Subsidiaries relating to Jhirmack hair care products, including the Capital Stock of any Subsidiary, substantially all of the assets and liabilities of which relate to Jhirmack hair care products.

            "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.4(a).

            "L/C PARTICIPANTS": the collective reference to all the Lenders holding Working Capital Revolving Credit Commitments other than the Issuing Bank.

            "LETTERS OF CREDIT":  as defined in subsection 3.1(a).

            "LEVEL DETERMINATION CERTIFICATE": a certificate of the chief financial officer of the Borrower in form and substance satisfactory to the Agents delivered pursuant to subsection 9.2(c) setting forth in reasonable detail the Funded Debt Ratio which is applicable as of the date on which such certificate is delivered.

            "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever which makes any property or asset available for the payment or performance of any liability in priority to the payment or performance of ordinary, unsecured creditors (including, without


                                                       (Credit Agreement)
      limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "LOAN":  any loan made by any Lender pursuant to this Agreement.

            "LOAN DOCUMENTS": this Agreement, any Notes, the Applications, the Letters of Credit, the Trademark Subsidiary Agreement, the Guarantee, the Intercreditor Agreement and the Security Documents.

            "LOAN PARTIES": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

            "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, any Application or any of the other Loan Documents or the rights or remedies of the Agents, the Collateral Agent or the Lenders hereunder or thereunder.

            "MATERIAL ASSET SALE": any sale, transfer or other disposition (including any sale and leaseback of assets) by the Borrower or any of its Subsidiaries of any property of the Borrower or any such Subsidiary (including property subject to any Lien under any Security Document), other than as permitted pursuant to subsection 10.6(a), (b), (c), (d),
      (g), (h), (i) (to the extent in excess of $20,000,000 in the aggregate) or
      (j).

            "MATERIAL ENVIRONMENTAL AMOUNT": an amount payable by the Borrower and/or its Subsidiaries in excess of $10,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

            "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "NET CASH PROCEEDS": (a) in connection with any Material Asset Sale, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such


                                                       (Credit Agreement)

      Material Asset Sale net of all reasonable attorneys' fees, consulting fees, accountants' fees, investment banking fees, brokerage commissions, survey costs, title insurance premiums, recording and transfer tax expense, required debt payments (other than pursuant hereto), amounts required to be paid to any Person (other than the Borrower and its Subsidiaries) owning a beneficial interest in the assets subject to such Material Asset Sale, reasonable amounts to be provided by the Borrower or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Material Asset Sale and retained by the Borrower or such Subsidiary, as the case may be (provided, that, if any amount of such reserve shall be released or reversed, the amount of such release or reversal shall be "Net Cash Proceeds"), and other customary fees and expenses actually incurred and satisfactorily documented in connection therewith and net of federal, state, local and foreign taxes paid or payable as a result thereof and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance of any debt securities or instruments or the incurrence of loans, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received from such issuance, net of all reasonable investment banking fees, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith.

            "NEW SUBSIDIARY": any wholly-owned Subsidiary of the Borrower formed subsequent to May 1, 1995 which (a) is a Guarantor or has become a Guarantor by means of a supplement to the Guarantee in form and substance satisfactory to the Agents (unless, in each case, released from such Guarantee pursuant to subsection 13.8), (b) all of the Capital Stock of which is pledged to the Collateral Agent, as collateral security for the Obligations (as defined in the Borrower Pledge Agreement), pursuant to the Borrower Pledge Agreement or a supplement thereto in form and substance satisfactory to the Agents and (c) if not in existence on the Closing Date, has delivered to the Agents such legal opinions, secretary's certificates, resolutions and other customary documents in connection with the supplements referred to in (a) and (b) above as the Agents may reasonably request.

            "NON-EXCLUDED TAXES":  as defined in subsection 6.12.

            "NOTES": the collective reference to the Acquisition Revolving Credit Notes, the Working Capital Revolving Credit Notes, the Swing Line Note and the Term A Loan Notes.

            "NOTIFYING LENDER": any Lender that gives written irrevocable notice to the Administrative Agent, on or prior to the date on which such Lender becomes a


                                                       (Credit Agreement)
      party to this Agreement, to the effect that it will not request that any promissory note be issued to it pursuant to subsection 6.2(e), and any direct or indirect Assignee of such Lender, in its capacity as such an Assignee.

            "OLD PLAYTEX PRODUCTS SUBORDINATED DEBT": the $105,000,000 in aggregate principal amount of 15% Subordinated Notes issued by the Borrower and originally due December 31, 2000, which was redeemed in full on March 4, 1994.

            "PAP":  Playtex Apparel Partners, L.P.

            "PAP DEBENTURE": the Debentures dated December 28, 1988 issued by PAP in the original aggregate principal amount of $40,000,000, including accrued interest thereon, as the same may be amended, supplemented or otherwise modified from time to time.

            "PARTICIPANT":  as defined in subsection 13.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

            "PERMITTED HOLDERS": each of HW&P and the Investors and any of their respective Affiliates, and upon a distribution by an Investor of all or any of the stock of the Borrower, the limited partners of such Investor.

            "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.

            "PROPERTIES":  as defined in subsection 7.17(a).

            "REFERENCE LENDERS": Wells Fargo and two other Lenders or lenders under the Term Loan Agreement to be appointed with the consent of the Agents and the Borrower.

            "REFUNDED SWING LINE LOANS":  as defined in subsection 2.4(c).

            "REGISTER":  as defined in subsection 13.6(d).



                                                       (Credit Agreement)

            "REGISTRATION RIGHTS AGREEMENT": the Registration Rights Agreement, dated as of July 21, 1997, between the Borrower and the initial purchaser of the Senior Notes for the benefit of the holders of the Senior Notes.

            "REGULATION U": Regulation U of the Board as in effect from time to time.

            "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the Issuing Bank pursuant to subsection 3.4(a) for amounts drawn under Letters of Credit.

            "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

            "REQUIRED LENDERS": at any time, Lenders holding at least 51% of the sum of (a) the Working Capital Revolving Credit Commitments in effect at such time (or, if the Working Capital Revolving Credit Commitments have then terminated or are no longer in effect, the then outstanding principal amount of the Working Capital Revolving Credit Loans and the then outstanding participations, or potential participations, in the outstanding Swing Line Loans (including, in the case of the Swing Line Lender, its remaining direct interest therein) and in the outstanding L/C Obligations (including, in the case of the Issuing Bank, its remaining direct interest therein)) plus (b) the Acquisition Revolving Credit Commitments in effect at such time (or, if the Acquisition Revolving Credit Commitments have then terminated or are no longer in effect, the then outstanding Acquisition Revolving Credit Loans) plus (c) the then outstanding principal amount of the Term A Loans (or, prior to the Closing Date, the Term A Loan Commitments).

            "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "RESPONSIBLE OFFICER": the chief executive officer or the president of the Borrower or, with respect to financial matters, the chief financial officer or the vice president-finance of the Borrower.



                                                       (Credit Agreement)

            "REVOLVING CREDIT COMMITMENTS": as to any Lender at any time, the reference to such Lender's Acquisition Revolving Credit Commitment or Working Capital Revolving Credit Commitment or both, as the case may be.

            "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Lender at any time, the reference to such Lender's Acquisition Revolving Credit Commitment Percentage or Working Capital Revolving Credit Commitment Percentage, as the case may be.

            "REVOLVING CREDIT LOANS": as to any Lender at any time, the reference to such Lender's Acquisition Revolving Credit Loans or Working Capital Revolving Credit Loans, as the case may be.

            "SECURITIES ACT": the Securities Act of 1933, as amended from time to time, and any successor statute.

            "SECURITY DOCUMENTS": the collective reference to the Borrower Security Agreement, the Stock Pledge Agreements, the Subsidiary Security Agreements and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

            "SENIOR NOTE INDENTURE": the Indenture dated as of July 21, 1997 by and between the Borrower, as issuer, and Marine Midland Bank, as trustee, as the same may be amended, supplemented or otherwise modified from time to time, except as prohibited by the terms hereof.

            "SENIOR NOTES": the 8 7/8% Senior Notes Due 2004 issued by the Borrower in the aggregate original amount of $150,000,000 pursuant to the Senior Note Indenture, together with such new senior notes issued by the Borrower subsequent to the Closing Date in exchange for any or all of the Senior Notes pursuant to the terms of the Registration Rights Agreement in the aggregate principal amount equal to the aggregate principal amount of the Senior Notes so exchanged, which new senior notes shall be registered under the Securities Act.

            "SENIOR SUBORDINATED INDENTURE": the Indenture dated as of February 2, 1994 between the Borrower, as issuer, and IBJ Schroder Bank & Trust Company, as trustee, as the same has been and may be amended, supplemented or otherwise modified from time to time, except as prohibited by the terms hereof.

            "SENIOR SUBORDINATED NOTES": the Senior Subordinated Notes of the Borrower issued pursuant to the Senior Subordinated Indenture.



                                                       (Credit Agreement)

            "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "STANDBY LETTER OF CREDIT":  as defined in paragraph 3.1(b)(i).

            "STOCK PLEDGE AGREEMENTS": the collective reference to the Borrower Stock Pledge Agreement and the Subsidiary Stock Pledge Agreements.

            "STOCK PURCHASE AGREEMENT": the Stock Purchase Agreement, dated as of March 17, 1995, among the Borrower and the Investors, as amended to the Closing Date and as the same may be amended, supplemented or otherwise modified from time to time.

            "SUBSIDIARIES GUARANTEE": the Guarantee to be made by the Domestic Subsidiaries listed as Subsidiary Guarantors on Schedule 7.15, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

            "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "SUBSIDIARY SECURITY AGREEMENT": each Subsidiary Security Agreement to be executed and delivered by each Domestic Subsidiary, in substantially the form of Exhibit B-3, as the same may be amended, supplemented or otherwise modified from time to time.

            "SUBSIDIARY STOCK PLEDGE AGREEMENT": each Pledge Agreement to be executed and delivered by each Domestic Subsidiary, substantially in the form of Exhibit B-4, as the same may be amended, supplemented or otherwise modified from time to time.

            "SWING LINE COMMITMENT": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 2.4.

            "SWING LINE LENDER": Wells Fargo in its capacity as provider of the Swing Line Loans.



                                                       (Credit Agreement)

            "SWING LINE LOAN PARTICIPATION CERTIFICATE": a certificate in substantially the form of Exhibit G.

            "SWING LINE LOANS":  as defined in subsection 2.4(a).

            "SWING LINE NOTE":  as defined in subsection 2.4(b).

            "SYNDICATION AGENT": as defined in the introduction to this Agreement and also means and includes any successor syndication agent appointed pursuant to subsection 12.9.

            "TERM A LOAN":  as defined in subsection 5.1.

            "TERM A LOAN COMMITMENT": as to any Lender, the obligation of such Lender to make a Term A Loan to the Borrower on the Closing Date in a principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 under the heading "Term A Loan Commitment".

            "TERM A LOAN MATURITY DATE":  June 15, 2003.

            "TERM A LOAN NOTE":  as defined in subsection 6.2(e).

            "TERM LOAN AGREEMENT": the Term Loan Agreement dated as of July 21, 1997, by and among the Borrower, the several lenders from time to time parties thereto, DLJ Capital Funding, Inc., as Syndication Agent, and the Facility Manager, as the same may be amended, supplemented or otherwise modified from time to time, except as prohibited by the terms hereof.

            "TERM LOANS": the senior secured term loans of the Borrower under the Term Loan Agreement in the original principal amount of $150,000,000.

            "TEST PERIOD":  as defined in subsection 10.1(b).

            "TRADEMARK SUBSIDIARY AGREEMENT": the Trademark Subsidiary Agreement, dated the Closing Date, made by the Borrower and Playtex Marketing Corporation in favor of the Collateral Agent, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

            "TRANSACTION COSTS": the fees, costs and expenses paid or payable by any Loan Party pursuant hereto on the Closing Date and other fees, costs, premiums and expenses paid or payable by any Loan Party in connection with the Transactions.



                                                       (Credit Agreement)

            "TRANSACTIONS": the transactions contemplated under this Agreement and the other Loan Documents on the Closing Date, the repayment of the Borrower's indebtedness under the Existing Credit Agreement, the issuance of the Senior Notes, the borrowing of the Term Loans and other transactions related to any of the foregoing.

            "TRANSFERABLE ASSETS":  as defined in subsection 10.5.

            "TRANSFEREE":  as defined in subsection 13.6(f).

            "TYPE": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

            "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

            "UNRESTRICTED CASH": Cash or Cash Equivalents of Borrower which are not subject to any Lien or other charge or encumbrance of any kind whatsoever other than in favor of Collateral Agent pursuant to the Security Documents.

            "WELLS FARGO":  as defined in the introduction to this Agreement.

            "WORKING CAPITAL REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender to make Working Capital Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder and/or to participate in Swing Line Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 under the heading "Working Capital Revolving Credit Commitment", as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

            "WORKING CAPITAL REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Working Capital Revolving Credit Commitment then constitutes of the aggregate Working Capital Revolving Credit Commitments (or, at any time after the Working Capital Revolving Credit Commitments shall have expired or been terminated, the percentage which the aggregate principal amount of such Lender's Working Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Working Capital Revolving Credit Loans then outstanding).

            "WORKING CAPITAL REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Working Capital Revolving Credit Termination Date or such earlier date on which the Working Capital Revolving Credit Commitments shall terminate as provided herein.



                                                       (Credit Agreement)

            "WORKING CAPITAL REVOLVING CREDIT LOANS": as defined in subsection 2.1.

            "WORKING CAPITAL REVOLVING CREDIT NOTE": as defined in subsection 6.2(e).

            "WORKING CAPITAL REVOLVING CREDIT TERMINATION DATE": June 15, 2003.

            1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified and references to Schedules to this Agreement are references to such Schedules as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


           SECTION 2.  AMOUNT AND TERMS OF WORKING CAPITAL REVOLVING
                              CREDIT COMMITMENTS

            2.1 WORKING CAPITAL REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Lender having a Working Capital Revolving Credit Commitment severally agrees to make revolving credit loans ("WORKING CAPITAL REVOLVING CREDIT LOANS") to the Borrower from time to time during the Working Capital Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Working Capital Revolving Credit Commitment Percentage of the then outstanding L/C Obligations and Swing Line Loans, does not exceed the amount of such Lender's Working Capital Revolving Credit Commitment. During the Working Capital Revolving Credit Commitment Period the Borrower may use the Working Capital Revolving Credit Commitments by borrowing, prepaying the Working Capital Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            (b) The Working Capital Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as


                                                       (Credit Agreement)
determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 6.4, PROVIDED that no Working Capital Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Working Capital Revolving Credit Termination Date.

            (c) The proceeds of the Working Capital Revolving Credit Loans shall be used by the Borrower (i) on the Closing Date, together with other funds available to the Borrower, including, without limitation, the proceeds of the Senior Notes, the Term A Loans and the Term Loans, to refinance in full the Existing Term Loans and any Existing Revolving Credit Loans and to pay the Transaction Costs in an aggregate amount not exceeding $10,000,000 and (ii) thereafter to provide for the general corporate requirements of the Borrower and its Subsidiaries including permitted acquisitions and investments.

            2.2 PROCEDURE FOR WORKING CAPITAL REVOLVING CREDIT BORROWING. The Borrower may borrow under the Working Capital Revolving Credit Commitments during the Working Capital Revolving Credit Commitment Period on any Business Day, PROVIDED that the Borrower shall give the Administrative Agent, except as expressly set forth in subsection 6.8, irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) 3 Business Days prior to the requested Borrowing Date, if all or any part of the requested Working Capital Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Working Capital Revolving Credit Commitments shall be in an amount equal to (other than Refunded Swing Line Loans) $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Working Capital Revolving Credit Commitments are less than $5,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender having a Working Capital Revolving Credit Commitment thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection
13.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent, PROVIDED that, if the Closing Date is a Borrowing Date, on such date each Lender shall make such funds available to the Administrative Agent prior to 10:00 A.M., New York City time. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.



                                                       (Credit Agreement)

            2.3 TERMINATION OR REDUCTION OF WORKING CAPITAL REVOLVING CREDIT COMMITMENTS. The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Working Capital Revolving Credit Commitments or, from time to time, to reduce the amount of the Working Capital Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Working Capital Revolving Credit Commitments then in effect, PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Working Capital Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the aggregate principal amount of the Working Capital Revolving Credit Loans and Swing Line Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Working Capital Revolving Credit Commitments then in effect.

            2.4 SWING LINE COMMITMENT. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "SWING LINE LOAN"; collectively, the "SWING LINE LOANS") to the Borrower from time to time during the period from the Closing Date through the fifth Business Day preceding the Working Capital Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, PROVIDED that at no time may the sum of the Swing Line Loans, the Working Capital Revolving Credit Loans and the outstanding L/C Obligations exceed the Working Capital Revolving Credit Commitments. During the Working Capital Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be made as ABR Loans and shall not be entitled to be converted into Eurodollar Loans. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 1:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $100,000 or a whole multiple thereof (except with respect to deemed Swing Line Loans under subsection 3.4). The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by 3:00 p.m. on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds, PROVIDED that, with respect to deemed Swing Line Loans under subsection 3.4, the Swing Line Lender will transmit the proceeds of such Swing Line Loans directly to the Issuing Bank. The Borrower may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 1:00 p.m. on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable by 3:00 p.m. on such date on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.



                                                       (Credit Agreement)

            (b) The Swing Line Loans shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A-4, with appropriate insertions (the "SWING LINE NOTE"), payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the amount of the Swing Line Commitment or, if less, the unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 6.6. The Swing Line Lender is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure by the Swing Line Lender to make any such recordation or any error in any such recordation shall not affect any of the obligations of the Borrower under such Swing Line Note or this Agreement. The Swing Line Note shall (i) be dated the Closing Date, (ii) be stated to mature on the fifth Business Day preceding the Working Capital Revolving Credit Termination Date and (iii) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 6.6.

            (c) The Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Lender including the Swing Line Lender, to make a Working Capital Revolving Credit Loan in an amount equal to such Lender's Working Capital Revolving Credit Commitment Percentage of the amount of the Swing Line Loans outstanding on the date such notice is given (the "REFUNDED SWING LINE LOANS"). Unless any of the events described in paragraph
(f) of Section 11 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (e) of this subsection 2.4 shall apply) each Lender shall make the proceeds of its Working Capital Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent specified in Section 13.2 prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Working Capital Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans. Effective on the day such Working Capital Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans, shall no longer be due under the Swing Line Note and shall be due under the respective Working Capital Revolving Credit Notes issued to the Lenders in accordance with their respective Working Capital Revolving Credit Commitment Percentages. The Borrower authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Working Capital Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans. The Swing Line Lender agrees to notify the Borrower after any such application made by such


                                                       (Credit Agreement)

Swing Line Lender, provided that the failure to give such notice shall not affect the validity of such application.

            (d) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in subsection 8.2 have not been satisfied.

            (e) If prior to the making of a Working Capital Revolving Credit Loan pursuant to paragraph (c) of subsection 2.4 one of the events described in paragraph (f) of Section 11 shall have occurred and be continuing with respect to the Borrower, each Lender will, on the date such Working Capital Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.4(c), purchase an undivided participating interest in the Refunded Swing Line Loans in an amount equal to (i) its Working Capital Revolving Credit Commitment Percentage TIMES (ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Working Capital Revolving Credit Loans. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (f) Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

            (g) Each Lender's obligation to make the Loans referred to in subsection 2.4(c) and to purchase participating interests pursuant to subsection 2.4(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any Subsidiary or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided no Lender shall have any obligation to make the Loans referred to in subsection 2.4(c) or to purchase participating interests pursuant to subsection 2.4(e) with respect to Swing Line Loans made at a time when (x) the conditions in subsection 8.2 are not satisfied and (y) such Lender has notified the Swing Line Lender that it will not make such Loans or purchase such participations with


                                                       (Credit Agreement)
respect to Swing Line Loans made after the date of such notice due to the failure of such conditions to be satisfied.


                         SECTION 3.  LETTERS OF CREDIT

            3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.3(a) agrees to issue letters of credit (together with the Existing Letters of Credit, "LETTERS OF CREDIT") for the account of the Borrower on any Business Day during the Working Capital Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Bank; PROVIDED that the Issuing Bank shall not issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed $15,000,000 or (ii) the aggregate Available Working Capital Revolving Credit Commitments of all Lenders would be less than zero.

            (b)   Each Letter of Credit shall:

                  (i) be denominated in Dollars, be in a minimum amount of at least $20,000 and shall be either (x) a standby letter of credit issued to support obligations of the Borrower and its Subsidiaries, contingent or otherwise, not prohibited hereunder (a "STANDBY LETTER OF CREDIT"), or (y) a commercial letter of credit issued in respect of the purchase of good or services by the Borrower and its Subsidiaries in the ordinary course of business (a "COMMERCIAL LETTER OF CREDIT"); and

                  (ii) expire no later than the earlier of (x) 180 days after its issuance (or, 365 days in the case of a Standby Letter of Credit) and
      (y) the Working Capital Revolving Credit Termination Date; PROVIDED that the immediately preceding clause (x) shall not prevent the Issuing Bank from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless the Issuing Bank elects not to extend for any such additional period; PROVIDED FURTHER that the Issuing Bank shall deliver a written notice to the Administrative Agent setting forth the last day on which the Issuing Bank may give notice that it will not extend such Standby Letter of Credit (the "NOTIFICATION DATE") at least ten Business Days prior to such Notification Date; and PROVIDED FURTHER that the Issuing Bank shall give notice that it will not extend such Standby Letter of Credit if has knowledge that an Event of Default has occurred and is continuing on such Notification Date, unless such Event of Default has been waived in accordance with subsection 13.1.

            (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.



                                                       (Credit Agreement)

            (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

            3.3 L/C PARTICIPATIONS. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters to Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Working Capital Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Working Capital Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.3(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate (as defined in the definition of ABR in subsection 1.1) during the period from and including the date such payment is required to the date on which such payment is immediately available to


                                                       (Credit Agreement)
the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.3(a) is not in fact made available to the Issuing Bank by such L/C Participant within 3 Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.3(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto under the Intercreditor Agreement or otherwise), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

            3.4 REIMBURSEMENT OBLIGATION OF THE BORROWER. (a) The Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Each drawing honored by the Issuing Bank, to the extent of the availability under the Swing Line Commitment, shall constitute a request to the Swing Line Lender to make a Swing Line Loan for the amount of such drawing. Subject to the satisfaction or waiver of the terms and conditions hereof, the Swing Line Lender will make a Swing Line Loan in the amount of such drawing on the date thereof.

            (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

            3.5 OBLIGATIONS ABSOLUTE. (a) The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.



                                                       (Credit Agreement)

            (b) The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.4(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or
(iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, or (iv) any inability or failure of the Swing Line Lender to make a deemed Swing Line Loan pursuant to subsection 3.4(a).

            (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

            (d) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

            3.6 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

            3.7 APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.


             SECTION 4.  AMOUNT AND TERMS OF ACQUISITION REVOLVING
                              CREDIT COMMITMENTS

            4.1 ACQUISITION REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Lender having an Acquisition Revolving Credit Commitment severally agrees to make revolving credit loans ("ACQUISITION REVOLVING CREDIT LOANS") to the Borrower from time to time during the Acquisition Revolving Credit Commitment Period in an aggregate principal amount at any one time


                                                       (Credit Agreement)
outstanding which does not exceed the amount of such Lender's Acquisition Revolving Credit Commitment. During the Acquisition Revolving Credit Commitment Period the Borrower may use the Acquisition Revolving Credit Commitments by borrowing, prepaying the Acquisition Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            (b) The Acquisition Revolving Credit Loans may from time to time be
(i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 4.2 and 6.4, PROVIDED that no Acquisition Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Acquisition Revolving Credit Termination Date.

            (c) The proceeds of the Acquisition Revolving Credit Loans shall be used by the Borrower to finance permitted acquisitions and investments and to provide for the general corporate requirements of the Borrower and its Subsidiaries.

            4.2 PROCEDURE FOR ACQUISITION REVOLVING CREDIT BORROWING. The Borrower may borrow under the Acquisition Revolving Credit Commitments during the Acquisition Revolving Credit Commitment Period on any Business Day, PROVIDED that the Borrower shall give the Administrative Agent, except as expressly set forth in subsection 6.8, irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) 3 Business Days prior to the requested Borrowing Date, if all or any part of the requested Acquisition Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Acquisition Revolving Credit Commitments shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Acquisition Revolving Credit Commitments are less than $5,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender having an Acquisition Revolving Credit Commitment thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 13.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent, PROVIDED that, if the Closing Date is a Borrowing Date, on such date each Lender shall make such funds available to the Administrative Agent prior to 10:00 A.M., New York City time. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available


                                                       (Credit Agreement)
to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            4.3 TERMINATION OR REDUCTION OF ACQUISITION REVOLVING CREDIT COMMITMENTS. (a) The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Acquisition Revolving Credit Commitments or, from time to time, to reduce the amount of the Acquisition Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Acquisition Revolving Credit Commitments then in effect, PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Acquisition Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Acquisition Revolving Credit Loans would exceed the Acquisition Revolving Credit Commitments then in effect.

            (b) The aggregate Acquisition Revolving Credit Commitments shall be automatically and permanently reduced on the following dates in the amounts set forth opposite such dates:


Date of                        Amount of Aggregate Reduction of
Reduction                  Acquisition Revolving Credit Commitments
---------                  ----------------------------------------

December 15, 2000                           $5,000,000

June 15, 2001                                5,000,000

December 15, 2001                            7,000,000

June 15, 2002                                7,000,000

December 15, 2002                            8,000,000

June 15, 2003                                8,000,000




                           SECTION 5.  TERM A LOANS

            5.1 TERM A LOANS. (a) Subject to the terms and conditions hereof, each Lender having a Term A Loan Commitment severally agrees to make a tranche A term loan (a "TERM A LOAN"; collectively, the "TERM A LOANS") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term A Loan Commitment of such Lender.

            (b) The Term A Loans may from time to time be (i) Eurodollar Loans,
(ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 5.2 and 6.4.


                                                       (Credit Agreement)

            (c) The proceeds of the Term A Loans shall be used on the Closing Date, together with other funds available to the Borrower, including, without limitation, the proceeds of the Senior Notes, the Term Loans and the Working Capital Revolving Credit Loans, to refinance in full the Existing Term Loans and the Existing Revolving Credit Loans and to pay the Transaction Costs in an aggregate amount not exceeding $10,000,000.

            5.2 PROCEDURE FOR TERM A LOAN BORROWING. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) 3 Business Days prior to the Closing Date, if all or any part of the Term A Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the Closing Date, otherwise) requesting that the Lenders make the Term A Loans on the Closing Date and specifying (i) the amount to be borrowed, (ii) whether the Term A Loans are to be initially Eurodollar Loans, ABR Loans or a combination thereof, and (iii) if the Term A Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender having a Term A Loan Commitment thereof. Not later than 10:00 A.M. on the Closing Date each Lender shall make available to the Administrative Agent at its office specified in subsection 13.2 the amount of such Lender's pro rata share of its Term A Loans in immediately available funds. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.


                        SECTION 6.  GENERAL PROVISIONS

            6.1 FEES. (a)(i) The Borrower agrees to pay to the Administrative Agent for the account of each Lender having a Working Capital Revolving Credit Commitment a commitment fee for the period from and including the Closing Date to but not including the Working Capital Revolving Credit Commitment Termination Date, in an amount equal to the average daily amount of the Available Working Capital Revolving Credit Commitment of such Lender during the period for which payment is made MULTIPLIED BY, the Applicable Commitment Fee Percentage then in effect, such commitment fee to be payable quarterly in arrears on the first day of each March, June, September and December and on the Working Capital Revolving Credit Commitment Termination Date and (ii) the Borrower agrees to pay to the Administrative Agent for the account of each Lender having an Acquisition Revolving Credit Commitment a commitment fee for the period from and including the Closing Date to but not including the Acquisition Revolving Credit Commitment Termination Date, in an amount equal to the average daily amount of the Available Acquisition Revolving Credit Commitment of such Lender during the period for which payment is made MULTIPLIED BY the Applicable Commitment Fee Percentage then in effect, such commitment fee to be payable


                                                       (Credit Agreement)
quarterly in arrears on the first day of each March, June, September and December and on the Acquisition Revolving Credit Commitment Termination Date. Upon receipt of the Level Determination Certificate by the Agents pursuant to subsection 9.2(c), the Applicable Commitment Fee Percentage shall automatically be adjusted in accordance with the Funded Debt Ratio set forth in such Level Determination Certificate, such adjustment to become effective on the next succeeding Business Day after the receipt by the Agents of such Level Determination Certificate; PROVIDED that if a Level Determination Certificate is not delivered at the time required pursuant to subsection 9.2(c), the Applicable Commitment Fee Percentage shall be 0.375% per annum from such time until delivery of such Level Determination Certificate; PROVIDED FURTHER that if a Level Determination Certificate erroneously indicates margin more favorable to the Borrower than should be afforded by the actual calculation of the Funded Debt Ratio, the Borrower shall promptly pay additional interest, commitment fees and letter of credit fees to correct for such error.

            (b) The Borrower agrees to pay to the Administrative Agent (i) for the account of each L/C Participant and the Issuing Bank a letter of credit fee on such Lender's Working Capital Revolving Credit Commitment Percentage of the daily average undrawn amount of each outstanding Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Margin, payable quarterly in arrears on the first day of each March, June, September and December and on the Working Capital Revolving Credit Commitment Termination Date, (ii) for the account of the Issuing Bank a letter of credit fronting fee on the daily average undrawn amount of each outstanding Letter of Credit, computed at a rate per annum of .25%, payable quarterly in arrears on the first day of each March, June, September and December and on the Working Capital Revolving Credit Commitment Termination Date and (iii) for the account of the Issuing Bank such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit; PROVIDED that the issuance fee for each Letter of Credit shall be at least $300.

            (c) The Borrower agrees to pay to the Arranger and the Syndication Agent such other fees in the amounts and at the times as have been separately agreed upon among the Borrower, the Arranger and the Syndication Agent. After receipt of such other fees from the Borrower, the Arranger and the Syndication Agent, as the case may be, agree to pay to each Lender such portion of such other fees in the amounts and at the times as have been separately agreed upon in writing among the Arranger, the Syndication Agent and such Lender.

            (d) The Borrower agrees to pay to the Administrative Agent for its own account the annual administrative fee agreed upon by the Administrative Agent, the Arranger and the Borrower.

            6.2 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each


                                                       (Credit Agreement)

Lender (i) the then unpaid principal amount of each Working Capital Revolving Credit Loan of such Lender, on the Working Capital Revolving Credit Termination Date (or such earlier date on which the Working Capital Revolving Credit Loans become due and payable pursuant to Section 11), (ii) the then unpaid principal amount of each Acquisition Revolving Credit Loan of such Lender, on the Acquisition Revolving Credit Termination Date (or such earlier date on which the Acquisition Revolving Credit Loans become due and payable pursuant to Section
11) and (iii) the principal amount of the Term A Loans of such Lender, in 16 quarterly installments, commencing September 15, 1999, each such installment in an amount equal to such Lender's pro rata share of the respective amounts set forth for the Term A Loans in Schedule 6.2 for such installment (or the then unpaid principal amount of such Term A Loan, on the date that the Term A Loans become due and payable pursuant to Section 11). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 6.6.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain the Register pursuant to subsection 13.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Working Capital Revolving Credit Loan, Acquisition Revolving Credit Loan and Term A Loan made hereunder, the Type thereof and, in the case of Eurodollar Loans, each Interest Period applicable thereto, (ii) each continuation thereof and each conversion of all or a portion thereof to another Type, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 6.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded: PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, as the case may be, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

            (e) The Borrower agrees that, upon request to the Administrative Agent by any Lender (other than a Notifying Lender), the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing the Working Capital Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1, with


                                                       (Credit Agreement)
appropriate insertions as to date and principal amount (a "WORKING CAPITAL REVOLVING CREDIT NOTE"), payable to the order of such Lender and representing the obligation of the Borrower to pay a principal amount equal to the amount of the Working Capital Revolving Credit Commitment of such Lender or, if less, the aggregate unpaid principal amount of all Working Capital Revolving Credit Loans of such Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Working Capital Revolving Credit Note as set forth in subsection 6.6, (ii) a promissory note of the Borrower evidencing the Acquisition Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-2, with appropriate insertions as to date and principal amount (an "ACQUISITION REVOLVING CREDIT NOTE"), payable to the order of such Lender and representing the obligation of the Borrower to pay a principal amount equal to the amount of the Acquisition Revolving Credit Commitment of such Lender or, if less, the aggregate unpaid principal amount of all Acquisition Revolving Credit Loans of such Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Acquisition Revolving Credit Note as set forth in subsection 6.6 and (iii) a promissory note of the Borrower evidencing the Term A Loan of such Lender, substantially in the form of Exhibit A-3, with appropriate insertions as to date and principal amount (a "TERM A LOAN NOTE"), payable to the order of such Lender and representing the obligation of the Borrower to pay a principal amount equal to the amount of the Term A Loan of such Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Term A Loan Note as set forth in subsection 6.6. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or repayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of any Note requested by it to evidence such Loan, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure by any Lender to make any such recordation or any error in any such recordation shall not affect any of the obligations of the Borrower.

            6.3 OPTIONAL AND MANDATORY PREPAYMENT. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' in the case of Eurodollar Loans, or one Business Day's in the case of ABR Loans, irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 6.13 and, in the case of prepayments of the Term A Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of the Term A Loans shall be applied to the remaining installments of principal thereof in direct order of their scheduled maturities. Amounts prepaid on account of the Term A Loans may not be reborrowed. Partial voluntary


                                                       (Credit Agreement)
prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

            (b) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall incur any Indebtedness other than any Indebtedness permitted pursuant to subsection 10.2 as in effect on the Closing Date, 100% of the Net Cash Proceeds of any such incurrence of Indebtedness shall on the third Business Day after receipt, be applied toward the prepayment of the Term A Loans and, from and after December 15, 2000, the permanent reduction of the Acquisition Revolving Credit Commitments as set forth in subsection 6.3(d).

            (c) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Material Asset Sale, such Net Cash Proceeds shall, on the third Business Day after receipt, be applied, on a pro rata basis with the Term Loans under the Term Loan Agreement, toward the prepayment of the Term A Loans and, from and after December 15, 2000, the permanent reduction of the Acquisition Revolving Credit Commitments as set forth in subsection 6.3(d). If the Borrower is required to apply any portion of any Net Cash Proceeds to prepay any Indebtedness evidenced by the Senior Subordinated Notes, the Senior Notes or the Term Loans (under the terms of the Senior Subordinated Indenture, the Senior Note Indenture or the Term Loan Agreement, respectively), then notwithstanding anything contained in this Agreement to the contrary, the Borrower shall apply such Net Cash Proceeds, on a pro rata basis with the Term Loans under the Term Loan Agreement, toward the prepayment of the Term A Loans as provided in this subsection 6.3(c) so as to eliminate any obligation to prepay such other Indebtedness.

            (d) All mandatory prepayments of the Term A Loans and, from and after December 15, 2000, the permanent reduction of the Acquisition Revolving Credit Commitments shall be applied to the remaining installments of the Term A Loans together with, from and after December 15, 2000, the remaining scheduled reductions of the Acquisition Revolving Credit Commitments equally and within each such installment and reduction date ratably according to the amounts thereof. The application of prepayments referred to in the preceding sentence shall be made first to ABR Loans and second to Eurodollar Loans. Mandatory prepayments of the Term A Loans may not be reborrowed.

            (e) If at any time the sum of the Working Capital Revolving Credit Loans, Swing Line Loans and the L/C Obligations exceeds the Working Capital Revolving Credit Commitments, the Borrower shall make a payment in the amount of such excess which payment shall be applied FIRST, to payment of the Swing Line Loans then outstanding, SECOND, to payment of the Working Capital Revolving Credit Loans then outstanding, THIRD, to payment of any Reimbursement Obligations then outstanding and LAST, to cash collateralize any outstanding Letter of Credit, such amount to be held by the Collateral Agent in a collateral account opened by the Collateral Agent under the Intercreditor Agreement. Amounts held in such cash collateral account shall be applied


                                                       (Credit Agreement)
by the Collateral Agent to the payment of drafts drawn under the Letters of Credit, and the unused portion thereof after all Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied in accordance with the Intercreditor Agreement. After all Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations and liabilities under this Agreement shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The application of prepayments of Working Capital Revolving Credit Loans referred to in the first sentence of this subsection 6.3(e) shall be made first to ABR Loans and second to Eurodollar Loans.

            (f) If at any time the sum of the Acquisition Revolving Credit Loans exceeds the Acquisition Revolving Credit Commitments (including, without limitation, following a reduction in the Acquisition Revolving Credit Commitments pursuant to subsection 4.3(b) or 6.3(b) or (c)), the Borrower shall make a payment in the amount of such excess which payment shall be applied to payment of the Acquisition Revolving Credit Loans then outstanding. The application of prepayments of Acquisition Revolving Credit Loans referred to in the preceding sentence shall be made first to ABR Loans and second to Eurodollar Loans.

            (g) On the date which is the earlier of (x) 30 days after the date on which a "change of control" (as defined in any of the Senior Subordinated Indenture, the Senior Note Indenture or the Term Loan Agreement) occurs and (y) the date on which the Borrower shall have offered to repurchase or shall be required to prepay, as the case may be, the Senior Subordinated Notes, the Senior Notes or the Term Loans as a result of such change of control, the Borrower shall (i) prepay in full the Term A Loans, (ii) terminate the Working Capital Revolving Credit Commitments and Acquisition Revolving Credit Commitments and prepay in full any Working Capital Revolving Credit Loans, Acquisition Revolving Credit Loans and Swing Line Loans then outstanding, (iii) repay any Reimbursement Obligations then outstanding and (iv) cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Collateral Agent.

            (h) In the event the amount of any prepayment of Loans required to be made under this subsection 6.3 (other than subsection 6.3(g)) shall exceed the aggregate principal amount of such Loans which are ABR Loans (the amount of any such excess being called the "EXCESS AMOUNT"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all such outstanding ABR Loans when due and to deposit on the date of the required prepayment an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral security for the Obligations (as defined in the Borrower Security Agreement) and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (A) collected amounts remain on deposit in or to the credit of


                                                       (Credit Agreement)
such cash collateral account after giving effect to the payments made on such day pursuant to this subsection 6.3(h) and (B) the Borrower shall have delivered to the Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Cash Equivalents specified in such request, the Collateral Agent shall invest such remaining collected amounts in such Cash Equivalents on an overnight basis; PROVIDED, HOWEVER, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account. Any such deposited amounts so invested (together with any interest thereon) shall be deposited in such cash collateral account not later then 11:30 a.m. on the next succeeding Business Day.

            6.4 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, PROVIDED that any such conversion may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the date of the final payment of such class of Loans.

            (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or
(ii) after the date that is one month prior to the date of the final payment of principal of such class of Loans and PROVIDED, FURTHER that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

            (c) Notwithstanding anything herein to the contrary, no Loan shall be made as, or converted to, a Eurodollar Loan with an Interest Period longer than one month prior to 30 days following the Closing Date or such earlier date as the


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                                     41

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Administrative Agent shall notify the Borrower that Loans may be made as or converted to Eurodollar Loans with Interest Periods longer than one month.

            6.5 MAXIMUM NUMBER OF INTEREST PERIODS. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be made pursuant to such elections so that, after giving effect thereto, the aggregate number of Interest Periods in effect shall not exceed eight.

            6.6 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the sum of the Eurodollar Rate determined for such day plus the Applicable Eurodollar Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the sum of ABR plus the Applicable ABR Margin.

            (c) If all or a portion of (i) the principal amount of any Loan or any Reimbursement Obligation, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fee or other amount, the rate described in subsection 6.6(b) plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to subsection 6.6(c) shall be payable from time to time on demand.

            (e) If any Reference Lender shall resign as such, such Reference Lender shall thereupon cease to be a Reference Lender, and the Borrower and the Administrative Agent (after consultation with the Lenders) shall, by notice to the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

            (f) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If a Reference Lender shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

            (g) Upon delivery of the Level Determination Certificate by the Borrower to the Agents pursuant to subsection 9.2(c), the Applicable Eurodollar Margin and the Applicable ABR Margin shall automatically be adjusted in accordance with the


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Funded Debt Ratio in effect as determined by such Level Determination
Certificate, such adjustment to become effective on the next succeeding Business Day after the receipt by the Agents of such Level Determination Certificate; PROVIDED that if a Level Determination Certificate is not delivered at the time required pursuant to subsection 9.2(c), the Applicable ABR Margin shall be 0.0% per annum and the Applicable Eurodollar Margin shall be 1.250% per annum, from such time until delivery of such Level Determination Certificate; PROVIDED FURTHER that if a Level Determination Certificate erroneously indicates margin more favorable to the Borrower than should be afforded by the actual calculation of the Funded Debt Ratio, the Borrower shall promptly pay additional interest, commitment fees and letter of credit fees to correct for such error.

            6.7 COMPUTATION OF INTEREST AND FEES. (a) Whenever the ABR is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 6.6(a) or (b).

            6.8 INABILITY TO DETERMINE INTEREST RATE. (a) If prior to the first day of any Interest Period:

            (i) the Administrative Agent shall have determined (which determination, in the absence of manifest error, shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (ii) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,


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                                     43
the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans (PROVIDED that prior to 1:00 p.m. on the Business Day preceding the first day of such Interest Period the Borrower may revoke its notice of borrowing, in which case no such Loans shall be made),
(y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and
(z) any outstanding Eurodollar Loans that were to be continued as such for such Interest Period, shall be converted on such first day to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans. The Administrative Agent agrees to withdraw any such notice as soon as reasonably practicable after the Administrative Agent is notified of a change in circumstances which makes such notice inapplicable.

            (b) If prior to the first day of any Interest Period of nine months or more in length, the Administrative Agent shall have received notice from any Lender that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender (as conclusively certified by such Lender) of making or maintaining its affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, subject to the provisions hereof in subsections 2.2 or 4.2 (as the case may be) and 6.4 allowing the Borrower to select Interest Periods of a different length, (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans (PROVIDED that prior to 1:00 pm. on the Business Day preceding the first day of such Interest Period the Borrower may revoke its notice of borrowing, in which case no such Loans shall be made), (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans for such Interest Period shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans that were to be continued as such for such Interest Period shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by such Lender (which each Lender agrees to do when the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans having an Interest Period of nine months or more shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans having an Interest Period of nine months or more.

            6.9 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing of any Loans by the Borrower from the Lenders hereunder (other than any Swing Line Loans), and each payment by the Borrower on account of any Working Capital Revolving Credit Loans or of any Acquisition Revolving Credit Loans or of any Term A Loans or of any commitment fees hereunder and any reduction of the Working Capital Revolving Credit Commitments or Acquisition Revolving Credit Commitments of the Lenders shall be


                                                       (Credit Agreement)
made pro rata according to the respective share of the Lenders in the relevant Loan or Commitments, as the case may be.

            (b) Whenever (i) any payment received by the Administrative Agent under this Agreement or any Note or (ii) any other amounts received by the Administrative Agent for or on behalf of the Borrower (including, without limitation, proceeds of collateral or payments under any guarantee pursuant to the Intercreditor Agreement) is insufficient to pay in full all amounts then due and payable to the Agents and the Lenders under this Agreement and under the other Loan Documents, such payment shall be, subject to the provisions of the Intercreditor Agreement, distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: FIRST, to the payment of fees and expenses due and payable to the Agents under and in connection with this Agreement; SECOND, to the payment of all expenses due and payable under subsection 13.5, ratably among the Agents and the Lenders in accordance with the aggregate amount of such payments owed to the Agents and each such Lender; THIRD, to the payment of fees due and payable under subsections 6.1(a) and (c), ratably among the Lenders in accordance with the amounts of such fees due each Lender and, in the case of the Issuing Lender, the amount retained by the Issuing Lender for its own account pursuant to subsection 6.1(c)(ii); FOURTH, to the payment of interest then due and payable hereunder, ratably in accordance with the aggregate amount of interest owed to each such Lender; and FIFTH, to the payment of the principal amount of the Loans and the L/C Obligations then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other obligations to any Lender not covered in First through Fourth above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Lenders in accordance with the aggregate principal amount and, in the case of proceeds of Collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Lender.

            (c) If any Lender (a "NON-FUNDING LENDER") has (i) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Revolving Credit Loan or (ii) given notice to the Administrative Agent with a copy to the Borrower that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise, any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

                  (x) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Revolving Credit Commitments and to satisfy any applicable conditions precedent set forth in Section 8.2 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans


                                                       (Credit Agreement)
      held by the Lenders other than the Non-Funding Lender PRO RATA according to the respective outstanding principal amounts of the Revolving Credit Loans of such Lenders;

                  (y) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans PRO RATA according to the respective Revolving Credit Commitment Percentages; and

                  (z) any payment made on account of interest on the Revolving Credit Loans shall be made PRO RATA according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made.

The Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to this subsection as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

            (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 13.2, in Dollars and in immediately available funds. Any payment received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

            (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Revolving Credit or Term A Loan Commitment Percentage, as applicable, of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing


                                                       (Credit Agreement)

Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate (as defined in the definition of ABR in subsection 1.1) for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 6.9 shall be conclusive in the absence of manifest error. If such Lender's Revolving Credit or Term A Loan Commitment Percentage, as applicable, of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

            6.10 ILLEGALITY. (a) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (i) such Lender shall promptly after becoming aware thereof notify the Administrative Agent and the Borrower thereof, (ii) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (iii) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection
6.13. If circumstances subsequently change so that it is no longer unlawful for an affected Lender to make or maintain Eurodollar Loans as contemplated hereunder, such Lender will, as soon as reasonably practicable after such Lender becomes aware of such change in circumstances, notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert ABR Loans into Eurodollar Loans shall be reinstated.

            (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 6.10(a) with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to change the lending office at which it books its Eurodollar Loans hereunder if such change would make it lawful for such Lender to continue to make or maintain Eurodollar Loans as contemplated hereunder, PROVIDED, HOWEVER, that such change can be made in such a manner that such Lender, in its sole determination, suffers no increased cost or economic, legal or regulatory disadvantage.

            6.11 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any


                                                       (Credit Agreement)

Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 6.12, changes in taxes imposed on the overall net income of such Lender or changes in franchise taxes (including branch profit taxes and taxes computed under alternate methods, at least one of which is computed on overall net income) applicable to such Lender) (each tax to which this subsection 6.11(a)(i) applies being referred to as a "COVERED TAX");

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii)       shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, (A) such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of such event, (B) such Lender shall promptly deliver to the Administrative Agent and the Borrower a certificate describing in reasonable detail the change which has occurred, the net amount of such increased cost to such Lender (to the extent such cost has not been recovered through a corresponding increase in the interest rate otherwise chargeable with respect to the Loans) to the date of such certificate, and the method by which such amount has been calculated, and
(C) the Borrower shall pay to the Administrative Agent for the account of such Lender, within thirty days after delivery of the certificate referred to in clause (B) above, such amounts as will compensate such Lender for such increased cost or reduced amount receivable. Each Lender shall allocate such additional costs among its customers in good faith and on an equitable basis.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter


                                                       (Credit Agreement)
of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Notwithstanding any other provision of this subsection 6.11, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

            (c) A certificate as to any additional amounts payable pursuant to this subsection 6.11 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            6.12 TAXES. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, "TAXES"), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) Taxes on net income and franchise Taxes (including without limitation branch profit Taxes, minimum Taxes and Taxes computed under alternate methods, at least one of which is computed on net income) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and any withholding of tax under Section 3406 of the Code or (ii) any Taxes to the extent that they are in effect and would apply as of the date any person becomes a Transferee, or as of the date the Lender changes its applicable lending office, to the extent such Taxes become applicable as a result of such change, other than a change in the applicable lending office made pursuant to subsection 6.12(e) below. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United


                                                       (Credit Agreement)

States of America or a state thereof if such Lender fails to comply with the requirements of subsection 6.12(b) or 6.12(c), as the case may be. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt, to the extent such a receipt is received by the Borrower, or other written proof of payment showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 6.12(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) Each Lender that is a "bank" under Section 881(c)(3)(A) of the Code and that is not incorporated or organized under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a Lender (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                  (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date such Lender becomes a party to this Agreement (in the event of any change in treaty, law or regulation) and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (x) in the case of a Form 1001 or 4224 or successor applicable form, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9 or successor applicable form, that it is entitled to an exemption from United States backup withholding tax.


                                                       (Credit Agreement)

            (c) Each Lender that is not a "bank" under Section 881(c)(3)(A) of the Code and that is not incorporated or organized under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a Lender, either (1) (x) a statement under penalties of perjury that such Lender (A) is not a "bank" under
      Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (B) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code, (C) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code, and (D) is not receiving payments under this Agreement that are effectively connected with the conduct of a trade or business within the United States and (y) an Internal Revenue Service Form W-8 or successor applicable form, or (2) (x) two duly completed copies of United States Internal Revenue Service Form 4224, or successor applicable form, and (y) Internal Revenue Service Form W-8 or W-9 as the case may be, or successor applicable form;

                  (ii) deliver to the Borrower and the Administrative Agent further copies of said forms, or any successor applicable forms or other manner of certification on or before the date that any such form or certification expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms and certifications previously delivered by such Lender, and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date such Lender becomes a party to this Agreement (in the event of any change in treaty, law or regulation) and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify in the case of a Form W-8 that it is entitled to an exemption from United States backup withholding tax and in the case of any other form required to be delivered pursuant to this subsection 6.12(c) that it is entitled to receive payments under this Agreement without deduction of any United States federal income withholding tax or is exempt from United States backup withholding tax according to the requirements of such form.



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            (d) Each Lender that is incorporated or organized under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Borrower and the Administrative Agent, on or before the date on which it becomes a Lender, two duly completed copies of Form W-9 or successor applicable form;

                  (ii) deliver to the Borrower and the Administrative Agent two further copies of said Form W-9 or any successor applicable form or other manner of certification on or before the date that such Form W-9 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in law or regulation) has occurred after the date such Lender becomes a party to this Agreement (in the event of any change in law or regulation) and prior to the date on which any such delivery would otherwise be required which renders such form inapplicable or which would prevent such Lender from duly completing and delivering such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify in the case of such form that it is exempt from United States backup withholding tax according to the requirements of such form.

            (e) Any Lender claiming additional amounts pursuant to subsection 6.11(a)(i) or 6.12 shall use its reasonable efforts (consistent with internal policy and applicable legal and regulatory restrictions) to take such action, as requested by the Borrower in writing, including, without limitation, changing its applicable lending office to another existing office of such Lender, if the taking of such action would avoid the need for or reduce the amount of any such additional amounts and would not, in the judgment of such Lender, be otherwise materially adverse to such Lender.

            (f) If the Borrower determines in good faith that a reasonable basis exists for contesting a Covered Tax or Non-Excluded Tax, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such Covered Tax or Non-Excluded Tax at the Borrower's expense if requested by the Borrower (it being understood and agreed that neither the Administrative Agent nor any Lender shall have any obligation to contest, or any responsibility for contesting, any Covered Tax or Non-Excluded Tax). If any Lender or the Administrative Agent, as applicable, receives a refund (whether by way of a direct payment or by offset) of any Covered Tax or Non-Excluded Tax for which a payment has been made pursuant to subsections 6.11(a)(i) or 6.12 or claims any credit or other tax benefit as a result of the payment of such Covered Tax or Non-Excluded Tax by the Borrower, which refund or


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credit in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is allocable to such payment made under subsections 6.11(a)(i) or 6.12, the amount of such refund or credit (together with any interest received thereon) shall be paid to the Borrower to the extent payment has been made in full by the Borrower pursuant to subsections 6.11(a)(i) or 6.12.

            (g) Each Person that shall become a Lender or a Participant pursuant to subsection 13.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 6.12, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

            6.13 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Eurodollar Margin or Applicable ABR Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            6.14 REPLACEMENT OF LENDER. If the Borrower becomes obligated to pay additional amounts described in subsections 6.10, 6.11 or 6.12 as a result of any condition described in such subsections and payment of such amount is demanded by any Lender, then the Borrower may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, cause such Lender to (and such Lender shall) assign pursuant to subsection 13.6(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and losses and expenses of the types referred to in subsection 6.13 and all other amounts due to such Lender hereunder, PROVIDED that in no event shall the assigning Lender be required to


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



pay or surrender to such purchasing Lender or other entity any of the fees received by such assigning Lender pursuant to this Agreement; PROVIDED, FURTHER, that such assigning Lender shall continue to be entitled to the benefits of subsection 13.5 hereof.


                  SECTION 7.  REPRESENTATIONS AND WARRANTIES

            To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agents and each Lender that:

            7.1 FINANCIAL CONDITION. (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 28, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by KPMG Peat Marwick LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at March 29, 1997 and June 28, 1997 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on each such date, in each case certified by a Responsible Officer, copies of which have heretofore been furnished to the Agents, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the three-month periods then ended (subject to changes resulting from audit and normal year-end adjustments).

            (b) The unaudited PRO FORMA consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of March 29, 1997 after giving effect to the borrowing of Loans under this Agreement on the Closing Date, the issuance of the Senior Notes, the borrowing of the Term Loans and other Transactions to be consummated on or prior to the Closing Date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Agents, presents fairly in all material respects on a PRO FORMA basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at such date, after giving effect to such events as if such events had occurred on such date.

            (c) All such financial statements referred to in subsection 7.1(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

            (d) Except as set forth on Schedule 7.1, neither the Borrower nor any of its consolidated Subsidiaries had, at June 28, 1997, any Guarantee Obligation, contingent


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



liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which would be reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 7.1, during the period from December 28, 1996 to and including the Closing Date there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person other than a New Subsidiary) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 28, 1996.

            7.2 NO CHANGE. Except as set forth on Schedule 7.2, since December 28, 1996 (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

            7.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (other than Inter Stretch Ltd.) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified and in good standing would not be reasonably likely to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.4 CORPORATE AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower and each of its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party. The Borrower has the corporate power and authority, and the legal right, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes. The Borrower and each of its Subsidiaries has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any of its Subsidiaries is a party or the consummation of the Transactions other than (i) any filings required in order to perfect


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



and/or insure the priority of Liens created pursuant to the Security Documents and (ii) those the failure to obtain or make would not be reasonably likely to have a Material Adverse Effect. This Agreement has been duly executed and delivered on behalf of the Borrower. Each Loan Document to which the Borrower or any of its Subsidiaries is a party has been duly executed and delivered on behalf of each such Loan Party. This Agreement and each other Loan Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing. Each Loan Document to which any of the Subsidiaries is a party constitutes a legal, valid and binding obligation of such Subsidiary enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

            7.5 NO LEGAL BAR. Except as set forth on Schedule 7.5, the execution, delivery and performance of the Loan Documents to which the Borrower or any of its Subsidiaries is a party, the borrowings hereunder and the use of the proceeds thereof and the consummation of the Transactions will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries except for violations in the aggregate which would not be reasonably likely to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens (i) created or permitted by the Security Documents and (ii) which in the aggregate would not reasonably be expected to have a Material Adverse Effect).

            7.6 NO MATERIAL LITIGATION. Except as set forth on Schedule 7.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents, the Senior Note Indenture, the Term Loan Agreement or the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

            7.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.



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



            7.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold or subleasehold interest in, all its other property (other than Intellectual Property), and none of such property is subject to any Lien except as permitted by subsection 10.3.

            7.9 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). Except as set forth on Schedule 7.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which, in either case, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 7.9, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            7.10 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            7.11 TAXES. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority that if not filed or paid, as the case may be, could reasonably be expected to have a Material Adverse Effect (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed that could reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

            7.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used (i) for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U if such use would result in a violation of Regulation U, (ii) in any manner which would violate the provisions of Regulation G, T, U or X of the Board or (iii) to finance the acquisition of any "margin stock" in connection with a tender offer for such stock which has not been approved by the board of directors of the issuer of such stock. If requested by any Lender or the Administrative


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                                     57

Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

            7.13 ERISA. No "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred with respect to any Plan that remains outstanding in any respect and that could reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred, each Plan has complied in all respects with the applicable provisions of ERISA and the Code and no termination of a Single Employer Plan has occurred except where such Reportable Event, noncompliance or termination could not reasonably be expected to have a Material Adverse Effect. No Lien in favor of the PBGC or a Plan has arisen that remains outstanding in any respect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except where any such excess could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, and no such Multiemployer Plan is in Reorganization or is Insolvent, except in each instance where such withdrawal, liability, Reorganization or Insolvency could not reasonably be expected to have a Material Adverse Effect.

            7.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

            7.15 SUBSIDIARIES. All of the Subsidiaries of the Borrower at the date hereof are set forth on Schedule 7.15. All Subsidiaries of the Borrower which have guaranteed the Senior Notes or the Senior Subordinated Notes are parties to the Guarantee.

            7.16 PURPOSE OF LOANS. (a) The proceeds of the Term A Loans shall be used on the Closing Date, together with other funds available to the Borrower, including, without limitation, the proceeds of the Senior Notes, the Term Loans and the Revolving Credit Loans, to refinance in full the Existing Revolving Credit Loans and Existing Term Loans and to pay the Transaction Costs in an aggregate amount not exceeding $10,000,000.



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



            (b) The proceeds of the Working Capital Revolving Credit Loans shall be used by the Borrower (i) on the Closing Date, together with other funds available to the Borrower, including, without limitation, the proceeds of the Senior Notes, the Term A Loans and the Term Loans, to refinance in full the Existing Revolving Credit Loans and Existing Term Loans and to pay the Transaction Costs in an aggregate amount not exceeding $10,000,000 and (ii) thereafter to provide for the general corporate requirements of the Borrower and its Subsidiaries including permitted acquisitions and investments.

            (c) The proceeds of the Acquisition Revolving Credit Loans shall be used by the Borrower to finance permitted acquisitions and investments and to provide for the general corporate requirements of the Borrower and its Subsidiaries.

            7.17  ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 7.17:

            (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last 5 years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS") except in either case with respect to any instances of non-compliance or violation which individually or in the aggregate would not be reasonably likely to result in the payment of a Material Environmental Amount.

            (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

            (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation


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                                     59
      of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this subsection, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            (e) No judicial or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or, to the knowledge of the Borrower, will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            (f) To the best knowledge of the Borrower, there has been no release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, violation of or in amounts or in a manner that could reasonably give rise to liability to the Borrower or its Subsidiaries under applicable Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            7.18 SENIOR INDEBTEDNESS. The obligations of the Borrower under this Agreement and the Loan Documents constitute "Senior Indebtedness" and "Designated Senior Indebtedness", as such terms are defined in the Senior Subordinated Indenture; and the obligations of the Borrower under the Apparel Notes are subordinated in right of payment to all amounts payable by the Borrower under this Agreement and the Loan Documents and under any refinancing of such amounts (unless such refinancing is not entitled to be "Senior Debt" as such term is defined in the Indenture relating to the Old Playtex Products Subordinated Debt). This Agreement constitutes a "Credit Agreement" as defined in the Senior Subordinated Indenture, including without limitation for purposes of clauses (i) and (ii) of the definition of "Permitted Indebtedness" and the definitions of "Senior Indebtedness" and "Designated Senior Indebtedness"; and the security granted by the Borrower's Subsidiaries to the Collateral Agent for the benefit of the Lenders under the Security Documents constitutes either security permitted to be granted by Subsidiaries for purposes of clause
(c)(y)(1)(B) of Section 1013 of the Senior Subordinated Indenture or a refinancing of permitted Liens pursuant to clauses (ii) and


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(xiii) of the definition of "Permitted Indebtedness" under the Senior
Subordinated Indenture, and the Guarantee executed by the Borrower's Subsidiaries constitutes either guarantees permitted to be granted by Subsidiaries for purposes of clause (c)(y)(2)(iv) of Section 1013 of the Senior Subordinated Indenture or a refinancing of permitted guarantees pursuant to clauses (ii) and (xiii) of the definition of "Permitted Indebtedness" under the Senior Subordinated Indenture. This Agreement constitutes a "Credit Agreement" as defined in the Senior Note Indenture, including without limitation for purposes of clauses (i) and (ii) of the definition of "Permitted Indebtedness" and clause (i) of the definition of "Permitted Liens" and the Guarantee and the Liens granted by the Borrower's Subsidiaries in favor of the Collateral Agent for the benefit of the Lenders constitute permitted guarantees and Liens under clause (ii) of the definition of "Permitted Indebtedness" under the Senior Note Indenture.

            7.19 DISCLOSURE. No statement or information (other than projections and PRO FORMA financial information) contained in this Agreement, any other Loan Document, the Offering Memorandum relating to the Senior Notes or any other document, certificate or written statement furnished to the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or any other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Offering Memorandum, as of the Closing Date) any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and PRO FORMA financial information contained in the materials referenced above were prepared in good faith, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth thereto by a material amount. As of the Closing Date, there is no fact known to any Loan Party and not previously disclosed to the Agents and the Lenders in writing prior to the date hereof (other than general economic conditions, which conditions are commonly known and affect businesses generally) which has, or which could reasonably be expected to have, in the reasonable judgment of such Loan Party, a Material Adverse Effect.

            7.20 COLLATERAL DOCUMENTS. Each of the Security Documents is effective to create in favor of the Collateral Agent for the ratable benefit of the Lenders and the lenders under the Term Loan Agreement, a legal, valid and enforceable security interest in the Collateral described therein and when (i) UCC financing statements have been filed in the offices listed on Schedule 7.20,
(ii) the Borrower Security Agreement and the Subsidiary Security Agreement have been filed with the United States Patent and Trademark Office, (iii) the Collateral Agent has possession of all Pledged Stock (as defined in the Pledge Agreements) and (iv) the Existing Credit Agreement, the other Existing Loan Documents and all filings made in connection therewith have been duly terminated, such security interests will (except with respect to Inventory located outside of the United States) constitute perfected liens on, and security interests in, all right, title


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and interest of the Loan Party party thereto in the Collateral described therein, subject only to Liens permitted to exist pursuant to this Agreement.


                       SECTION 8.  CONDITIONS PRECEDENT

            8.1 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement and the agreement of each Lender to make the initial Loans requested to be made by it is subject to the satisfaction, immediately prior to or substantially concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

            (a) LOAN DOCUMENTS AND RELATED DOCUMENTS. The Syndication Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender,
      (ii) the Senior Note Indenture, executed and delivered by a duly authorized officer of the Borrower, (iii) the Term Loan Agreement, executed by a duly authorized officer of the Borrower, (iv) the Guarantee, executed and delivered by a duly authorized officer of each Domestic Subsidiary, (v) the Subsidiary Security Agreements executed and delivered by a duly authorized officer of each Domestic Subsidiary, (vi) the Subsidiary Stock Pledge Agreements executed by a duly authorized officer of each Domestic Subsidiary, together with an Acknowledgment and Consent thereto executed by a duly authorized officer of the Issuer (as defined therein), (vii) the Borrower Security Agreement, executed by a duly authorized officer of the Borrower, (viii) the Borrower Stock Pledge Agreement, executed by a duly authorized officer of the Borrower, together with an Acknowledgment and Consent thereto executed by a duly authorized officer of Playtex Beauty Care, Inc., Playtex Investment Corp., Playtex International Corp., Playtex Manufacturing, Inc., Playtex Sales & Services, Inc., Smile Tote, Inc., Sun Pharmaceuticals Corp. and TH Marketing Corp., (ix) the Trademark Subsidiary Agreement, executed and delivered by a duly authorized officer of each party thereto, (x) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each party thereto, and (xi) for each Lender requesting the same pursuant to subsection 6.2(e), its Notes executed by a duly authorized officer of the Borrower.

            (b) EXISTING RELATED AGREEMENTS. The Syndication Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Trademark Licenses (as defined in the Borrower Security Agreement), the Apparel Notes and such other documents or instruments as may be reasonably requested by any Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower, or its Subsidiaries may be a party.

            (c) BORROWING CERTIFICATE. The Syndication Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and


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      substance to the Syndication Agent, executed by the President or any Vice
      President and the Secretary or any Assistant Secretary of the Borrower.

            (d) CORPORATE PROCEEDINGS OF THE LOAN PARTIES. The Syndication Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Syndication Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Syndication Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (e) INCUMBENCY CERTIFICATES. The Syndication Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document on the Closing Date, satisfactory in form and substance to the Syndication Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

            (f) CORPORATE DOCUMENTS. The Syndication Agent shall have received true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

            (g) CONSENTS, AUTHORIZATIONS AND FILINGS. The Syndication Agent shall have received a certificate of a Responsible Officer of the Borrower
      (i) attaching copies of all consents, authorizations and filings referred to in subsection 7.4, and (ii) stating that such consents, authorizations and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Syndication Agent.

            (h) FEES AND EXPENSES. The Agents, the Arranger and the Lenders shall have received the fees and expenses required to be received by it on the Closing Date referred to in subsection 6.1.

            (i) LEGAL OPINIONS. The Syndication Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                  (i) the executed legal opinion of Paul, Weiss, Rifkind,
            Wharton & Garrison, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit E-1 and the executed legal opinions of Paul, Weiss, Rifkind, Wharton & Garrison, with respect to each of (1) the


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            Senior Notes and the Senior Note Indenture and (2) the Term Loans
            and the Term Loan Agreement, together with a reliance letter authorizing the Administrative Agent, the Syndication Agent and the Lenders to rely on such opinions as though addressed to them;

                  (ii) the executed legal opinion of Cummings and Lockwood,
            L.P., special local counsel to the Borrower, substantially in the form of Exhibit E-2;

                  (iii) the executed legal opinion of Paul E. Yestrumskas,
            General Counsel of the Borrower, substantially in the form of Exhibit E-3;

                  (iv) the executed legal opinion of Amster, Rothstein &
            Ebenstein, special counsel to the Borrower with respect to intellectual property matters, substantially in the form of Exhibit E-4; and

                  (v) the executed legal opinion of Rosenfeld, Meyer & Susman,
            LLP, special local counsel to Smile Tote, Inc., substantially in the form of Exhibit E-5.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Syndication Agent may reasonably require.

            (j) PLEDGED STOCK; STOCK POWERS. The Syndication Agent shall have received stock certificates for each share of Capital Stock pledged pursuant to the Borrower Pledge Agreement and pursuant to the Subsidiary Stock Pledge Agreements, together with a blank undated stock power for each such certificate signed by the pledgor of such certificate.

            (k) ACTIONS TO PERFECT LIENS. The Syndication Agent shall have received (i) UCC-1 Financing Statements in form and substance satisfactory to the Syndication Agent and the Arranger for each jurisdiction listed on
      Schedule III to the Borrower Security Agreement and Schedule III to the Subsidiary Security Agreement and all other agreements, documents and instruments that may be necessary or desirable in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a valid and perfected first priority security interest in the Collateral, and (ii) UCC-3 Termination Statements in respect of each UCC-I Financing Statement filed with respect to collateral securing the Existing Credit Agreement or any guaranty obligations in connection therewith and any other agreements, documents and instruments that may be necessary to terminate the security interest granted to the agent under the Existing Credit Agreement (including, without limitation, any termination statements to be filed with the U.S.
      Patent and Trademark Office).



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            (l) LIEN SEARCHES. The Syndication Agent shall have received the results of a recent search by a Person satisfactory to the Syndication Agent of Uniform Commercial Code filings which may have been filed with respect to personal property of the Borrower and its material domestic Subsidiaries, and the results of such search shall be satisfactory to the Syndication Agent.

            (m) INSURANCE. The Syndication Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of subsection 9.5 shall have been satisfied.

            (n) ISSUANCE OF SENIOR NOTES AND THE BORROWING OF TERM LOANS. (1) On or prior to the Closing Date, (a) the Borrower and the other parties thereto shall have executed and delivered the Senior Notes and the Senior
      Note Indenture, in each case all of the terms and conditions (including without limitation with respect to interest rates, amortization, maturity, representations and warranties, covenants, remedies and events of default) of which, and all of the exhibits of which, shall be in form and substance satisfactory to the Syndication Agent and the Arranger, (b) all conditions precedent to the issuance of the Senior Notes shall have been satisfied or, with the consent of the Syndication Agent and the Arranger, waived,
      (c) the Senior Notes shall have been issued under the Senior Note Indenture in an aggregate principal amount of $150,000,000 and (d) the Borrower shall have received gross proceeds from the issuance thereof in an aggregate amount equal to $150,000,000. The Borrower shall have delivered to the Syndication Agent a fully executed or conformed copy of the Senior Note Indenture (including all exhibits and schedules thereto) and a specimen copy of the Senior Notes.

            (2) On or prior to the Closing Date, (a) the Borrower and the other parties thereto shall have executed and delivered the Term Loan Agreement, the promissory notes evidencing the Term Loans and the Intercreditor Agreement, in each case all of the terms and conditions (including without limitation with respect to interest rates, amortization, maturity, representations and warranties, covenants, remedies and events of default) of which, and all of the exhibits of which, shall be in form and substance satisfactory to the Syndication Agent and the Arranger, (b) all conditions precedent to the borrowing of the Term Loans shall have been satisfied or, with the consent of the Syndication Agent and the Arranger, waived and (c) the Borrower shall have received gross proceeds from the borrowing of the Term Loans under the Term Loan Agreement in an aggregate amount equal to $150,000,000. The Borrower shall have delivered to the Syndication Agent a fully executed or conformed copy of the Term Loan Agreement (including all exhibits and schedules thereto), copies of the promissory notes evidencing the Term Loans and the Intercreditor Agreement.

            (o) TRANSACTION COSTS. The Transaction Costs shall not exceed $10,000,000.


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




            (p) REFINANCING OF EXISTING LOANS. The Syndication Agent shall have received evidence satisfactory to it that (i) all Existing Revolving Credit Loans and Existing Term Loans will be refinanced in full as contemplated by subsection 7.16, (ii) if applicable, the agent under the Existing Credit Agreement will receive from the Borrower for the account of the lenders under the Existing Credit Agreement (the "Existing Lenders") (w) all accrued and unpaid interest under the Existing Credit Agreement, (x) any costs payable to any Existing Lender pursuant to the Existing Credit Agreement as a result of the refinancing of such Existing Lender's Existing Term Loans or Existing Revolving Credit Loans, (y) all accrued and unpaid fees (including letter of credit commissions and commitment fees) owing under the Existing Credit Agreement and (z) any other amounts owing to any Existing Lender under the Existing Credit Agreement notified in writing to the Borrower by the existing agent or any Existing Lender and (iii) the commitments to lend under the Existing Credit Agreement will be terminated. The Borrower shall have delivered to the Syndication Agent all termination statements, satisfactions and releases as to any financing statements which shall release all liens securing any and all indebtedness under the Existing Credit Agreement and other releases relating to any guarantees executed in connection therewith. The Borrower shall have furnished to the Syndication Agent copies of all Existing Letters of Credit and all amendments to such Existing Letters of Credit. The Borrower shall have paid to the Existing Lenders with respect to such Existing Letters of Credit all fees and other amounts owing with respect thereto but excluding the Closing Date.

            (q)   FINANCIAL STATEMENTS.

                  (a) The Syndication Agent shall have received from the
            Borrower (i) audited financial statements of the Borrower and its consolidated Subsidiaries for fiscal years 1994, 1995 and 1996, consisting of consolidated balance sheets and the related consolidated statements of income and cash flows for such fiscal years, and (ii) unaudited financial statements of the Borrower and its consolidated Subsidiaries as at March 29, 1997 and June 28, 1997, each consisting of a consolidated balance sheet and the related consolidated statements of income and cash flows for the three-month period ending on such date, all in reasonable detail and certified by a Responsible Officer of the Borrower that they fairly present in material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at the dates indicated and the consolidated results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

                  (b) The Syndication Agent shall have received the PRO FORMA balance sheet of the Borrower and its Subsidiaries referred to in subsection 7.1(b), which shall be in form and substance satisfactory to the Syndication Agent.


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




            (r) NO MATERIAL ADVERSE CHANGE. Since December 28, 1996, or the date of the audited financial statements most recently filed with the Securities and Exchange Commission or other appropriate government agency, no Material Adverse Effect shall have occurred.

            (s) LITIGATION. There shall exist no pending or threatened material litigation, proceedings or investigations which (x) would contest the consummation of any of the Transactions or (y) could reasonably be expected to have a Material Adverse Effect.

            (t) TRANSACTIONS. The Syndication Agent and the Arranger shall be reasonably satisfied that the aggregate sources of proceeds are sufficient to consummate the Transactions.

            (u) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Syndication Agent and the Arranger, and the Syndication Agent and the Arranger shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

            8.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, other than representations and warranties that relate solely to an earlier date which shall be true and correct in all material respects as of such earlier date.

            (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

            (c) LETTER OF CREDIT APPLICATION. With respect to the issuance of any Letter of Credit (other than the deemed issuance of the Existing Letters of Credit on the Closing Date), the Issuing Bank shall have received an Application, completed to its reasonable satisfaction and duly executed by a Responsible Officer.



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



Each borrowing by and each Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan or issuance that the conditions contained in this subsection 8.2 have been satisfied.


                       SECTION 9.  AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as any Commitments remain in effect, any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agents hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

            9.1   FINANCIAL STATEMENTS.  Furnish to the Agents:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders; and

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein) and except that the quarterly financial statements provided pursuant to subsection 9.1(b) shall only be required to include footnotes to the extent such footnotes would be required to be included on Form 10-Q filed with the Securities and Exchange Commission.



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



            9.2   CERTIFICATES; OTHER INFORMATION.  Furnish to the Agents:

            (a) concurrently with the delivery of the financial statements referred to in subsection 9.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 9.l(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents, to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

            (c) not later than 45 days following the end of each fiscal quarter of the Borrower, the Borrower shall deliver (i) a Level Determination Certificate for such fiscal quarter and (ii) a certificate of a Responsible Officer describing in reasonable detail any asset sales made pursuant to subsections 10.6(d), (e), (f) and (i) during such fiscal quarter and the derivation and intended application of the Net Cash Proceeds thereof;

            (d) not later than 40 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year prepared on a quarterly basis, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared in good faith on the basis of reasonable assumptions and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

            (e) within five days after the same are sent, (i) copies of all financial statements and reports which the Borrower sends to its stockholders, and (ii) within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

            (f) promptly, such additional financial and other information as the Agents or any Lender may from time to time reasonably request; PROVIDED that any such information specifically requested by any Lender shall be delivered to such Lender directly by the Borrower.



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



            9.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

            9.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except (a) if (i) in the reasonable business judgment of the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges or franchises, and (ii) such failure to preserve and maintain such rights, privileges or franchises would not, in the aggregate, be reasonably likely to have a Material Adverse Effect and (b) as otherwise permitted pursuant to subsection 10.5, comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; and, with respect to the Borrower on a consolidated basis, continue to engage in the consumer products and related or incidental consumer services business and in extensions of the Borrower's existing business and product lines.

            9.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition (normal wear and tear excepted), except to the extent that the failure to do so with respect to any such property would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general geographic area by companies engaged in the same or a similar business (or, in lieu of or supplemental to such insurance, adopt such other plan or method of protection, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties or liabilities, or otherwise, and consistent with sound business practice, as may be determined by the Board of Directors of the Borrower); and furnish to the Agents and each Lender, upon written request, full information as to the insurance carried.

            9.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS; DISCUSSION. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Agent or Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the


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



Borrower and its Subsidiaries and with its independent certified public accountants; PROVIDED that such Agent or Lender shall notify the Borrower prior to any contact with such accountants and shall give the Borrower the opportunity to participate in such discussions.

            9.7   NOTICES.  Promptly give notice to the Agents of:

            (a)   the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or which would be reasonably likely to have a Material Adverse Effect;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contributor to a Plan, the creation of any Lien (within the meaning of Section 4068 with respect to a Plan) in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
      (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan;

            (e) any development or event which would be reasonably likely to have a Material Adverse Effect; and

            (f) no later than two Business Days prior to the making thereof, any offer by the Borrower to purchase or any repayment of, as the case may be, any Senior Subordinated Notes, Senior Notes or Term Loans pursuant to the Senior Subordinated Indenture, Senior Note Indenture or Term Loan Agreement, respectively, in connection with the occurrence of a "change of control" (as defined in the Senior Subordinated Indenture, Senior Note Indenture or Term Loan Agreement, respectively).



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



Each notice pursuant to this subsection 9.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

            The Administrative Agent shall deliver to Lenders any and all financial statements, certificates, notices, other information and documents provided by the Borrower pursuant to the provisions of subsections 9.1, 9.2 and
9.7 promptly upon its receipt thereof. Notwithstanding anything to the contrary stated in this Agreement, upon the occurrence and during the continuance of an Event of Default, any financial statements, certificates, notices, other information or documents required to be delivered to the Agents by the Borrower pursuant to the provisions of subsections 9.1, 9.2 and 9.7 shall be delivered directly by the Borrower to the Agents and each Lender within the time period required thereunder.

            9.8 ENVIRONMENTAL LAWS. (a) Except as set forth on Schedule 9.8, comply with, and use its reasonable best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in an material respects with and maintain, and use its reasonable best efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.


                        SECTION 10.  NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as any Commitments remain in effect, or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agents hereunder, the Borrower shall not and (except with respect to subsection 10.1) shall not permit any of its Subsidiaries to, directly or indirectly:

            10.1  FINANCIAL CONDITION COVENANTS.

            (a) INTEREST COVERAGE. Permit for any period of four consecutive fiscal quarters ending on or about any "Test Date" set forth below the ratio (the "INTEREST COVERAGE RATIO") of (i) Consolidated EBITDA of the Borrower LESS Consolidated Capital Expenditures of the Borrower for such period to


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      (ii) Consolidated Interest Expense of the Borrower for such period to be less than the ratio set forth opposite such period below:

            TEST DATE                      INTEREST COVERAGE RATIO

            September 30, 1997                  1.55 to 1.00
            December 31, 1997                   1.55 to 1.00

            March 31, 1998                      1.55 to 1.00
            June 30, 1998                       1.55 to 1.00
            September 30, 1998                  1.60 to 1.00
            December 31, 1998                   1.65 to 1.00

            March 31, 1999                      1.70 to 1.00
            June 30, 1999                       1.80 to 1.00
            September 30, 1999                  1.80 to 1.00
            December 31, 1999                   1.85 to 1.00

            March 31, 2000                      1.90 to 1.00
            June 30, 2000                       1.95 to 1.00
            September 30, 2000                  2.00 to 1.00
            December 31, 2000                   2.00 to 1.00

            March 31, 2001                      2.00 to 1.00
            June 30, 2001                       2.05 to 1.00
            September 30, 2001                  2.10 to 1.00
            December 31, 2001                   2.15 to 1.00

            March 31, 2002                      2.20 to 1.00
            June 30, 2002                       2.25 to 1.00
            September 30, 2002                  2.30 to 1.00
            December 31, 2002                   2.35 to 1.00

            March 31, 2003                      2.35 to 1.00
            June 30, 2003                       2.40 to 1.00

            (b) FUNDED DEBT RATIO. Permit for any period of four consecutive fiscal quarters ending on or about any "Test Date" set forth below (a "TEST PERIOD") the Funded Debt Ratio to be greater than the ratio set forth opposite such period below:



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            TEST DATE                      FUNDED DEBT RATIO

            September 30, 1997                  6.55 to 1.00
            December 31, 1997                   6.50 to 1.00

            March 31, 1998                      6.50 to 1.00
            June 30, 1998                       6.40 to 1.00
            September 30, 1998                  6.20 to 1.00
            December 31, 1998                   5.80 to 1.00

            March 31, 1999                      5.60 to 1.00
            June 30, 1999                       5.40 to 1.00
            September 30, 1999                  5.30 to 1.00
            December 31, 1999                   5.20 to 1.00

            March 31, 2000                      5.00 to 1.00
            June 30, 2000                       4.90 to 1.00
            September 30, 2000                  4.75 to 1.00
            December 31, 2000                   4.65 to 1.00

            March 31, 2001                      4.65 to 1.00
            June 30, 2001                       4.50 to 1.00
            September 30, 2001                  4.40 to 1.00
            December 31, 2001                   4.30 to 1.00

            March 31, 2002                      4.15 to 1.00
            June 30, 2002                       4.05 to 1.00
            September 30, 2002                  4.00 to 1.00
            December 31, 2002                   4.00 to 1.00

            March 31, 2003                      4.00 to 1.00
            June 30, 2003                       4.00 to 1.00

            10.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness of the Loan Parties under this Agreement and the other Loan Documents;

            (b) Indebtedness of (i) the Borrower to any Subsidiary and (ii) of any Subsidiary, which is a party to a Subsidiary Guarantee and the Capital Stock of which is pledged to the Collateral Agent, to the Borrower or to any other Subsidiary;



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            (c) Indebtedness of the Borrower and any of its Subsidiaries
      incurred to finance the acquisition of fixed or capital assets or additions thereto (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries $25,000,000 at any time outstanding;

            (d) Indebtedness outstanding on the date hereof and listed on
      Schedule 10.2(d) and any renewals, extensions, refundings or refinancings of such Indebtedness, PROVIDED the interest rate or amount thereof is not increased and the maturity of any installment of principal thereof is not shortened;

            (e) (x) Acquisition Subordinated Indebtedness of the Borrower incurred to finance a business acquisition permitted by subsection 10.9(h) and (y) Indebtedness assumed (provided such Indebtedness was not created in contemplation of such acquisition) in connection with a business acquisition or investment permitted by subsection 10.9(h), PROVIDED that, after giving effect to such acquisition or investment and the incurrence of such Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall be in compliance with subsections 10.1(a) and (b) on a pro forma basis assuming that (A) such Indebtedness had been incurred on the first day of the period of four fiscal quarters ending on the last day of the most recently ended Test Period and (B) Consolidated EBITDA of the Borrower for the period of four fiscal quarters ending on the last day of such Test Period included Consolidated EBITDA of the business to be acquired;

            (f) Indebtedness of the Borrower not to exceed $25,000,000 in the aggregate incurred in connection with sale and leaseback transactions, PROVIDED the first $20,000,000 of Net Cash Proceeds from such sale and leaseback transactions are applied as Material Asset Sale proceeds in accordance with subsection 6.3;

            (g) additional Indebtedness of the Borrower (not otherwise permitted hereunder) not exceeding $25,000,000 in aggregate principal amount at any one time outstanding;

            (h) Indebtedness with respect to any surety bonds required in the ordinary course of business of the Borrower and its Subsidiaries, provided that such Indebtedness shall not at any time exceed $250,000 in the aggregate;

            (i)   Apparel Notes;

            (j) Indebtedness of the Borrower in respect of the Senior Subordinated Indenture and the Senior Subordinated Notes;



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            (k)   Indebtedness of the Borrower in respect of the Senior Notes and the Senior Note Indenture; and

            (l) Indebtedness of the Borrower in respect of the Term Loan Notes and the Term Loan Agreement.

            10.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens, assessments and other government charges for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) suppliers', carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (c) Liens (other than any Lien imposed by ERISA) incurred or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) leases, subleases, easements, rights-of-way, encroachments and other survey defects, restrictions and other similar encumbrances incurred in the ordinary course of business which are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

            (f) Liens in existence on the date hereof listed on Schedule 10.3(f), securing Indebtedness permitted by subsection 10.2(d) and replacement Liens securing any Indebtedness refinanced as permitted by subsection 10.2(d) and Liens securing Indebtedness permitted under subsection 10.2(f), PROVIDED that no such Lien (or replacement Lien) is spread to cover any additional property and that the amount of Indebtedness secured thereby is not increased;



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            (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 10.2(c) incurred to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired;

            (h) Liens on Indebtedness permitted by subsection 10.2(e)(y) in existence at the time such Indebtedness is assumed, PROVIDED such Liens were not created in contemplation of such assumption and such Liens are not expanded to cover any other property;

            (i) Liens on property other than the Collateral (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $25,000,000 in aggregate amount at any time outstanding;

            (j) Liens created pursuant to the Security Documents in favor of the Collateral Agent for the benefit of the Lenders and/or the lenders under the Term Loan Agreement securing the Borrower's obligations under this Agreement, the Term Loan Agreement or under Interest Rate Agreements with any such Lenders and/or lenders; PROVIDED that such Liens for the benefit of the Term Loan Lenders shall at all times secure the Indebtedness under this Agreement;

            (k) attachment or judgment liens (other than any Liens described in subsection 10.3(l)) individually or in the aggregate not in excess of $2,000,000 (exclusive of (i) any amounts that are duly bonded to the reasonable satisfaction of the Administrative Agent or (ii) any amount adequately covered by insurance as to which the insurance company has not disclaimed or disputed in writing its obligations for coverage);

            (l) any Lien arising pursuant to any order of attachment, distraint or other legal process in connection with court or arbitration proceedings so long as the execution or other enforcement thereof is effectively stayed, the claims secured thereby are being contested in good faith by appropriate proceedings, adequate reserves have been established with respect to such claims in accordance with GAAP and no Event of Default would occur as a result thereof; and

            (m) Liens arising under licensing agreements entered into by the Borrower or any Subsidiary in the ordinary course of business for the use of Intellectual Property or other intangible assets of the Borrower or such Subsidiary, and settlements, permissions, consents to use, and other similar agreements


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



      concerning Intellectual Property or judgments adjudicating rights in Intellectual Property.

            If the Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than the Liens excepted by the provisions of clauses (a) through
(m) above, it shall make or cause to be made effective provision whereby the obligations of the Borrower and the Subsidiaries under the Loan Documents will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this provision shall not be construed as a consent by the Lenders to the creation or assumption of any such Lien not permitted by the provisions of clauses (a) through (m) above.

            10.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

            (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 10.4(a) and any renewals, extensions or modifications thereof;

            (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $25,000,000 at any one time outstanding;

            (c) the Guarantee Obligations under the Guarantee in favor of the Collateral Agent for the benefit of the Lenders and/or the lenders under the Term Loan Agreement;

            (d)   Guarantee Obligations in respect of Letters of Credit;

            (e) Guarantee Obligations assumed (provided such Guarantee Obligations were not created in contemplation of such acquisition) in connection with a business acquisition permitted by subsection 10.9(h), PROVIDED that, after giving effect to such acquisition and the incurrence of such Guarantee Obligation, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall be in compliance with subsections 10.1(a) and (b) on a pro forma basis assuming that (x) such acquisition had occurred on the first day of the period of four fiscal quarters ending on the last day of the most recently ended Test Period and (y) Consolidated EBITDA of the Borrower for the period of four fiscal quarters ending on the last day of such Test Period included Consolidated EBITDA of the business to be acquired;

            (f) subordinated Guarantee Obligations of the Senior Subordinated Notes by the Subsidiaries which are also Guarantors under the Guarantee;



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            (g)  Guarantee Obligations of the Borrower in respect of obligations of New Subsidiaries incurred in the ordinary course of business and not prohibited hereunder; and

            (h) Guarantee Obligations of the Senior Note Indenture by the Subsidiaries which are also Guarantors under the Guarantee.

            10.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (PROVIDED that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation), (b) any Subsidiary may sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor and (c) the Borrower may transfer (i) Intellectual Property created or acquired after the Closing Date, property, plant and equipment and receivables (collectively, "TRANSFERABLE ASSETS") and (ii) sales, marketing, manufacturing and administrative activities to any New Subsidiary.

            10.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

            (a) the sale, abandonment or other disposition of obsolete or worn out property in the ordinary course of business;

            (b) the sale or other disposition of any property (other than inventory or other tangible assets which the Borrower and its Subsidiaries customarily replace periodically with substitute assets (including, without limitation, vehicles) or obsolete or worn out property in the ordinary course of business) in the ordinary course of business, PROVIDED that the aggregate book value of all assets so sold or disposed of shall not exceed $1,500,000 in any year;

            (c) the sale or return of inventory or other tangible assets which the Borrower and its Subsidiaries customarily replace periodically with substitute assets (including, without limitation, vehicles) in the ordinary course of business;

            (d) in addition to the transactions permitted by the preceding para-graphs (a) through (c), the sale or other disposition of assets in an aggregate


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      amount for cash proceeds not to exceed $65,000,000, provided the net cash proceeds thereof are either (i) reinvested in the Borrower's business or businesses reasonably related thereto within 12 months of the effective date of such sale or disposition and/or (ii) used to prepay the Loans and the Term Loans as provided in subsection 6.3(c) within 12 months of the effective date of such sale or disposition;

            (e) the sale or disposition of the Jhirmack Business in an arms-length transaction for at least the fair market value thereof as determined by the Borrower's Board of Directors;

            (f) Material Asset Sales (in addition to those permitted by subsections (e) above and (h) below) in amounts not to exceed $15,000,000 in any fiscal year and $40,000,000 in the aggregate;

            (g)   as permitted by subsection 10.5(b);

            (h) transfers constituting advances, loans, extensions of credit, capital contributions, purchases, investments and the like permitted by subsection 10.9;

            (i) sales or dispositions constituting sale leaseback transactions aggregate amount not to exceed $25,000,000; and

            (j) so long as immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, the transfer or sale by the Borrower of Transferable Assets to any New Subsidiary;

; PROVIDED that the Borrower shall not sell, transfer or otherwise dispose of any shares of any class of Capital Stock of Playtex Marketing Corporation or any trademark license granted to it by Playtex Marketing Corporation. The Borrower agrees to promptly notify the Agents and the Lenders of each sale or other disposition by the Borrower or any such Subsidiary of any property permitted pursuant to subsection 10.6(d), the net cash proceeds received in respect of such sale or disposition and each reinvestment of such net cash proceeds (together with a description of the asset in which such net cash proceeds are so reinvested).

            10.7 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or, with respect to any pay-in-kind preferred stock, in additional shares of such preferred stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except that the Borrower may (i) repurchase its


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Capital Stock owned by management employees or (ii) make payments to management employees upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans in an aggregate amount for (i) and (ii) per year not to exceed $5,000,000.

            10.8 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make any Consolidated Capital Expenditure except for expenditures in the ordinary course of business not exceeding $20,000,000 in the aggregate for the Borrower and its Subsidiaries during any fiscal year; PROVIDED that any portion of such $20,000,000 not expended in any fiscal year (up to a maximum of $10,000,000 for such fiscal year) may be carried forward into the next succeeding fiscal year.

            10.9 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

            (a)   extensions of trade credit in the ordinary course of business;

            (b)   investments in Cash Equivalents;

            (c) loans and advances to officers, directors and other employees of the Borrower or its Subsidiaries for (i) commissions and travel and entertainment expenses in the ordinary course of business and (ii) relocation expenses and other similar expenses in an aggregate amount for the Borrower and its Subsidiaries not to exceed $5,000,000 in the aggregate at any one time outstanding;

            (d) loans by the Borrower to its employees or employees of its Subsidiaries in connection with management incentive plans in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding;

            (e) investments by the Borrower and its Subsidiaries in existence on the date hereof in non-Domestic Subsidiaries and other investments, loans and advances in existence on the date hereof in an aggregate amount not exceeding $1,000,000, and extensions, renewals, modifications or restatements thereof;

            (f) if in the reasonable judgment of the Borrower or any of its Subsidiaries, any customer is deemed to be in a reorganization or unable to make a timely cash payment on indebtedness of such customer owing to it, each of the Borrower and its Subsidiaries may invest in securities issued by such customer or any affiliate thereof in lieu of cash payments; PROVIDED that the Borrower or such Subsidiary, as the case may be, has paid no new consideration (other than forgiveness of Indebtedness or other obligations) therefor;



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            (g) (i) investments by the Borrower in its Subsidiaries which are or, immediately after giving effect thereto, become parties to the Subsidiaries Guarantee and the Capital Stock of which is pledged to the Collateral Agent to secure the Borrower's obligations hereunder and under the other Loan Documents,
(ii) investments by Subsidiaries which are not parties to the Subsidiaries Guarantee in other Subsidiaries, (iii) investments by the Borrower and its Subsidiaries in non-Domestic Subsidiaries; PROVIDED that the aggregate amount of such investments, together with (without duplication) the aggregate amount of investments in non-Domestic Subsidiaries permitted under subparagraph 10.9(h) below, shall not exceed $35,000,000 in the aggregate, and (iv) investments by Subsidiaries which are parties to the Subsidiaries Guarantee in the Borrower and in other Subsidiaries which are parties to the Subsidiaries Guarantee and the Capital Stock of which is pledged to the Collateral Agent to secure the Borrower's obligations hereunder and under the Loan Documents;

            (h) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, acquisitions of, or investments in, one or more businesses or lines of business, in an aggregate amount (which amount shall include Indebtedness assumed as permitted by subsection 10.2(e)(y)) not to exceed $150,000,000 in the aggregate; PROVIDED that the aggregate amount of such acquisitions and investments in non-Domestic Subsidiaries, together with (without duplication) the aggregate amount of investments in non-Domestic Subsidiaries permitted under subsection 10.9(g)(iii) above, shall not exceed $35,000,000 in the aggregate; and PROVIDED, FURTHER, that if any such acquisition or investment results in the creation or acquisition of a Subsidiary, 100%, or in the case of a non-Domestic Subsidiary 65%, of the Capital Stock of such Subsidiary owned directly or indirectly by the Borrower shall be pledged to the Collateral Agent to secure the Borrower's obligations hereunder and under the other Loan Documents, such Subsidiary (if a Domestic Subsidiary) shall become a party to the Guarantee and shall execute and deliver to the Agents a Subsidiary Security Agreement and the Subsidiary Stock Pledge Agreement, together with such financing statements and other documents and instruments as may be required by the Agents to create and perfect a Lien in the Collateral under such Subsidiary Security Agreement and the Subsidiary Stock Pledge Agreement;

            (i) any redemption or repurchase by the Borrower of any of the Senior Subordinated Notes or the Senior Notes in accordance with subsection 10.10(a); and

            (j) other investments, loans or advances in an aggregate amount not exceeding $10,000,000.

            10.10 CERTAIN PROVISIONS RELATING TO OTHER DEBT INSTRUMENTS. (a) Make any optional payment or optional prepayment on or redemption or purchase of any Indebtedness (other than the Loans and the Reimbursement Obligations and the Term Loans to the extent not prohibited under this Agreement) or pay any interest on any Indebtedness in cash which may in accordance with the terms thereof be paid by the issuance of additional Indebtedness or offer to do any of the foregoing, except that


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(i) the Borrower may redeem or purchase any of the Senior Subordinated Notes or the Senior Notes with 50% of the Net Cash Proceeds from any offering of Capital Stock of the Borrower subsequent to the Closing Date (other than any such offering to the extent the Net Cash Proceeds of which are used to make an investment or acquisition permitted by subsection 10.9(h)), and (ii) the Borrower may pay interest in cash on the Apparel Notes on each scheduled interest payment date therefor so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom, (y) the amount of such payment is net of all interest accrued and unpaid on the PAP Debenture for the same period as the Borrower's cash interest payment on the Apparel Notes and (z) the net cash payment by the Borrower does not exceed $150,000 in any fiscal year; (b) amend, modify or change, or consent or agree to any such amendment, modification or change in any material respect to, any of the terms of any such Indebtedness (other than the Indebtedness with respect to the Term Loan Agreement), including, without limitation, the Senior Subordinated Note Indenture and the Senior Note Indenture (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon); or (c) amend, modify or change, or consent or agree to any such amendment, modification or change in any material respect to any of the provisions of the Term Loan Agreement that would have the effect of (i) shortening the maturity of or requiring the earlier payment of any principal of any Term Loan, (ii) changing the definition of "Required Lenders" in the Term Loan Agreement, or (iii) changing any mandatory prepayments pursuant to an "Asset Sale" (as such term is defined in the Term Loan Agreement) in a manner that disproportionately disadvantages the Lenders relative to the lenders under the Term Loan Agreement, without the prior written consent of the Required Lenders under this Agreement. The Borrower hereby designates all of its obligations under this Agreement and the other Loan Documents as "Designated Senior Indebtedness" for purposes of the Senior Subordinated Note Indenture.

            10.11 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, except that the foregoing restrictions shall not apply to (i) any transaction with an officer or member of the Board of Directors of the Borrower entered into in the ordinary course of business (including compensation and employee benefit arrangements), (ii) transactions and agreements in existence on the date hereof and described on
Schedule 10.11, (iii) directors' fees, (iv) employment agreements and arrangements (including, without limitation, benefits) approved by the Board of Directors of the Borrower, (v) loans to employees not exceeding $5,000,000 in the aggregate outstanding at any time, (vi) any employee benefit plan available to employees of the Borrower generally, (vii) the payment of management, consulting and other fees to HW&P, the Investors or their respective Affiliates in


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



accordance with the terms of the Stock Purchase Agreement or as otherwise approved by a majority of the Disinterested Directors (as defined in the Stock Purchase Agreement) and (viii) any other transaction or series of related transactions which have been approved by a majority of the Disinterested Directors (as defined in the Stock Purchase Agreement).

            10.12 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, except as permitted by subsection 10.6(i).

            10.13 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than the last Saturday in December of each calendar year.

            10.14 LIMITATION ON NEGATIVE PLEDGE CLAUSES. On or after the date hereof, enter into with any Person any agreement, other than (a) this Agreement,
(b) the Senior Subordinated Indenture, the Senior Note Indenture and the Term Loan Agreement and (c) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

            10.15 AMENDMENT OF ARTICLES OF INCORPORATION. Amend its Articles of Incorporation, in any manner which could reasonably be expected to have a Material Adverse Effect.


                        SECTION 11.  EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement


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      furnished by it at any time on or after the Closing Date under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 10, or in
      Section 4 of the Borrower Security Agreement; or

            (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in Section 11(a) through (c)), and such default shall continue unremedied for a period of 30 days from the earlier of (i) the date any Responsible Officer obtains or should have obtained knowledge of such default and (ii) the date the Borrower receives notice of such default from the Administrative Agent or any Lender; or

            (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, in either case in an aggregate outstanding principal amount in excess of $5,000,000 beyond the period of grace (not to exceed 60 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, after giving effect to any consents or waivers relating thereto; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable in an aggregate amount exceeding $5,000,000; or

            (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (w) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (x) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding


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      or other action of a nature referred to in clause (i) above which (y)
      results in the entry of an order for relief or any such adjudication or appointment or (z) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
      (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or
      (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $7,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i)(i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or



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            (j) Any Guarantee shall for any reason, to be in full force and effect (except as permitted under subsection 10.5(a) or 13.8 hereof) or any Guarantor shall so assert; or

            (k) Any of the subordination provisions in Article Twelve of the Senior Subordinated Indenture shall cease, for any reason, to be in full force and effect, or the Borrower or any other party to the Senior Subordinated Indenture or any holder of the Senior Subordinated Notes shall so assert; or

            (l)   a Change of Control shall have occurred;

then, and in any such event, (1) if such event is an Event of Default specified in clause (i) or (ii) of Section 11(f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (2) if such event is any other Event of Default, either or both of the following actions may be taken: (A) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (B) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding sentence, the Borrower shall at such time deposit in the L/C Collateral Account (as defined in the Intercreditor Agreement) opened by the Collateral Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in the L/C Account shall be applied by the Collateral Agent in accordance with the terms of the Intercreditor Agreement.

            Except as expressly provided above in this Section 11, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                            SECTION 12.  THE AGENTS

            12.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints Wells Fargo as the Administrative Agent of such Lender under this Agreement


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and the other Loan Documents, and each Lender hereby irrevocably designates and appoints DLJ as the Syndication Agent under this Agreement and the other Loan Documents. Each Lender hereby confirms the appointment by the Administrative Agent of Wells Fargo as the Collateral Agent under the Intercreditor Agreement. Each Lender irrevocably authorizes each Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. As between the Lenders and the Agents, notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. The provisions of this Section 12 are solely for the benefit of each Agent, and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions thereof.

            12.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            12.3 EXCULPATORY PROVISIONS. None of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents, under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

            12.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been


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



signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agents. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent, which shall promptly forward such notice to other Agents. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents, in the case of the Agent other than the Collateral Agent, in accordance with a request of the Required Lenders (unless the consent of all Lenders is expressly required under subsection 13.1) or, in the case of the Collateral Agent, in accordance with the Intercreditor Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

            12.5 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders and the other Agents. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (unless the consent of all Lenders is expressly required under subsection 13.1); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            12.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that none of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action


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



under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of any Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            12.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) and their respective Affiliates and their respective directors, officers, employees and agents, ratably according to their respective pro rata shares of the aggregate Revolving Credit Commitments and the aggregate outstanding Term A Loans in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their pro rata shares of the aggregate Revolving Credit Commitments and the aggregate outstanding Term A Loans immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's contractual breach, gross negligence or willful misconduct. The agreements in this subsection 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

            12.8 AGENT IN ITS INDIVIDUAL CAPACITY. Any Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to its Loans made by it and with respect to any Letter of Credit issued or participated in by it, if any, such Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

            12.9 SUCCESSOR AGENTS. The Syndication Agent may resign at any time upon ten Business Days' notice thereof to the Borrower and other Agents. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the


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other Agents and the Lenders. If the Administrative Agent or the Syndication
Agent shall resign as an Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall, unless an Event of Default has occurred and is continuing, be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers, and duties of the Administrative Agent or the Syndication Agent, as the case may be, and the term "Administrative Agent" or "Syndication Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's or Syndication Agent's rights, powers and duties as Administrative Agent or Syndication Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Syndication Agent or any of the parties to this Agreement. After any retiring Administrative Agent's or Syndication Agent's resignation, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Syndication Agent, as the case may be, under this Agreement and the other Loan Documents. The terms of the resignation of the Collateral Agent shall be as set forth in the Intercreditor Agreement.

            12.10       INTERCREDITOR AGREEMENT AND COLLATERAL DOCUMENTS.

            (a) Each Lender hereby authorizes the Administrative Agent to enter into the Intercreditor Agreement on behalf of and for the benefit of such Lender, and agrees to be bound by the terms of the Intercreditor Agreement; PROVIDED that the Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Intercreditor Agreement without the prior consent of Required Lenders. Each Lender hereby authorizes the Collateral Agent to enter into the Guarantee and the Security Documents and to take all action contemplated by the Intercreditor Agreement; PROVIDED that the Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Guarantee or Security Document without the prior consent of Required Lenders. Each Lender agrees that no Lender shall have any right individually to seek or to enforce the Guarantee or to realize upon the security granted by any Security Document, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of Lenders and the parties to the Intercreditor Agreement upon the terms of the Guarantee, the Security Documents and the Intercreditor Agreement. Each Lender and Agent hereby authorizes the Collateral Agent to release any Collateral as permitted or required under this Agreement, the Security Documents and the Intercreditor Agreement, and agrees that a certificate executed by the Collateral Agent evidencing the release of such Collateral shall be conclusive evidence of such release as to any third party.

            (b) If there is any conflict between this Agreement and any other Loan Document, except the Intercreditor Agreement, this Agreement and such other Loan Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement


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



shall prevail and control. If there is any conflict between the Intercreditor Agreement and any Loan Document, including this Agreement, the Intercreditor Agreement and such Loan Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Intercreditor Agreement shall prevail and control.

            12.11 OTHER TITLES. None of the Lenders identified on the facing page or signature pages of this Agreement as an "arranger" or other similar title or capacity shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as an "arranger" or other similar title or capacity shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or taking or not taking action hereunder.

            12.12 WELLS FARGO AS ISSUER OF LETTERS OF CREDIT. Each Lender holding a Working Capital Revolving Credit Commitment hereby acknowledges that the provisions of this Section 12 shall apply to Wells Fargo, in its capacity as issuer of the Letters of Credit, in the same manner as such provisions are expressly stated to apply to the Administrative Agent.


                          SECTION 13.  MISCELLANEOUS

            13.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified, except in accordance with the provisions of this subsection 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby (provided that with the consent of Lenders holding 80% of the outstanding Term A Loans the date of any scheduled installment of the Term A Loans may be extended to a date not later than June 15, 2003), (ii) amend, modify or waive any provision of this subsection 13.1 or the last proviso of subsection 10.6 (with respect to sales, transfers, or other dispositions referred


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



to therein to a Person other than a Subsidiary) or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release a material portion of the Collateral (an increase in the amount of any Indebtedness of the Borrower secured ratably by the Collateral shall not be deemed to be a release of Collateral) or any Guarantee other than as provided for herein, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the Agents and the Collateral Agent or Section 3 without the consent of the Issuing Bank or subsection 2.4 without the consent of the Swing Line Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and the Collateral Agent. In the case of any waiver, the Borrower, the Lenders, the Agents and the Collateral Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any or other Default or Event of Default, or impair any right consequent thereon. Each Lender agrees that, in the event of any amendment, supplement or modification to or waiver of any of the terms of this Agreement that would cause any Note that might be issued to it under subsection 6.2(e) after such amendment, supplement, modification or waiver to be different from any Note held by it, such Lender will promptly endorse such Note held by it to reflect such amendment, supplement, modification or waiver.

            13.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agents, the Issuing Bank and the Swing Line Lender, and as set forth in Schedule
1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective pages hereto:

      The Borrower:             Playtex Products, Inc.
                                300 Nyala Farms Road
                                Westport, Connecticut 06880
                                Attention:      Michael F. Goss
                                Telecopy:       203-341-4260

      With a copy to:           Haas Wheat & Partners Incorporated
                                300 Crescent Court
                                Suite 1700
                                Dallas, Texas 75201
                                Attention:      Robert B. Haas
                                Douglas D. Wheat
                                Telecopy: 214-871-8317


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




                                Paul, Weiss, Rifkind, Wharton & Garrison
                                1285 Avenue of the Americas
                                New York, New York 10019
                                Attention: Mitchell S. Fishman
                                Telecopy: 212-757-3990

      The Administrative Agent, Wells Fargo Bank, N.A.
        the Issuing Bank and    420 Montgomery Street
        the Swing Line          9th Floor
        Lender:                 San Francisco, CA  94104
                                Attention:  Judi Steele
                                Telecopy:       415-989-4319

      With a copy to:           Wells Fargo Bank, N.A.
                                1445 Ross Avenue
                                Suite 400
                                Dallas, TX  75202
                                Attention:  Todd D. Robichaux
                                Telecopy: 214-777-4044

      The Syndication Agent:    DLJ Capital Funding, Inc.
                                2121 Avenue of the Stars
                                Los Angeles, CA 90067
                                Attention: Eric Swanson
                                Kevin Smith
                                Telecopy: (310) 282-6178


PROVIDED that any notice, request or demand to or upon the Agents or the Lenders pursuant to subsection 2.2, 2.3, 4.2, 4.3, 5.2, 6.3, 6.4 or 6.8 shall not be effective until received.

            13.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            13.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.


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




            13.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees, without duplication of any amounts payable pursuant to subsection 6.1(c) or (d), (a) to pay or reimburse the Arranger and the Syndication Agent for all of their respective out-of-pocket costs and expenses (including all out-of-pocket costs and expenses arising in connection with the syndication of the Loans and any due diligence investigation performed by the Arranger or the Syndication Agent) incurred in connection with the development, negotiation, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, whether or not any of the Transactions has been consummated, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Arranger and the Syndication Agent, and to pay or reimburse each Agent and the Collateral Agent for any such fees, costs and expenses related to periods subsequent to the Closing Date, (b) to pay or reimburse the Agents, the Collateral Agent and the Arranger and, from and after the occurrence of a Default or an Event of Default, each Lender, for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Agents, the Collateral Agent, the Arranger and each Lender, (c) to pay, indemnify, and hold each Lender, each Agent, the Collateral Agent, the Arranger and their respective Affiliates and their respective directors, officers, employees and agents and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Agent, the Collateral Agent, the Arranger and their respective Affiliates and their respective directors, trustees, officers, employees and agents and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, harmless from and against any and all other claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, or the use of the proceeds of the Loans and the Letters of Credit and any such other documents, including without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES") (including all legal and other expenses incurred in connection with investigation, defending or participating in any action or proceeding relating to any indemnified


                                                       (Credit Agreement)

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



liabilities (whether or not such Person is a party to any such action or proceeding), PROVIDED that the Borrower shall have no obligation hereunder to any Person with respect to indemnified liabilities arising from the contractual breach, gross negligence or willful misconduct of such Person as determined by a final judgment of a court of competent jurisdiction. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder and, in the case of any Lender that may assign any interest in its Commitments, Loans, Letters of Credit or participations in Letters of Credit hereunder, shall (to the extent arising out of such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a party hereto.

            13.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 13.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 6.11, 6.12, 6.13 and 13.5 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender, PROVIDED that, in the case of subsection 6.12, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Participants (other than an


                                                       (Credit Agreement)

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



Affiliate of the Lender granting such participation) shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any portion of the principal amount of or the postponement of the date of payment of interest on any Loan allocated to such Participant (it being understood that changes in interim amortization amounts are not extensions of scheduled final maturity dates), or the extension of the expiration date beyond the Working Capital Revolving Credit Commitment Termination Date of any Letter of Credit allocated to such Participant, or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such Participant (other than any waiver of any increase in the interest rate applicable to Loans pursuant to subsection 6.6(c)).

            (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Borrower and, in the case of assignments by Lenders other than the Syndication Agent, the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations (in minimum amounts equal to at least $5,000,000 of the aggregate Commitments and outstanding Term A Loans in the case of an Assignee that is not then a Lender or an Affiliate thereof unless such assignment is of all of a Lender's interest hereunder) under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (ii) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto, except that it shall (to the extent arising out of such time as it was a Lender) remain entitled to the benefit of the indemnities and other rights stated to survive the termination hereof).

            (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in subsection 13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of


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



the Loan recorded therein for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent in accordance with the provisions of subsection 10.6(c)) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. No assignment shall be effective unless it has been recorded in the Register as provided in this subsection 13.6(e).

            (f) Subject to the provisions of subsection 13.17, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates becoming a party to this Agreement.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law or any pledge or assignment of any Loan or Note by a Lender that is an investment fund to its trustee in support of its obligations to its trustee, without notice to or consent of the Borrower or the Agents; PROVIDED HOWEVER that any assignment by such trustee shall be subject to the provisions of subsection 13.6(c) hereof.

            13.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans or any Reimbursement Obligation owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligation owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any


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



portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

            (c) The Borrower, the Lenders and the Administrative Agent hereby acknowledge and agree that the provisions of this subsection 13.7 are subject to the provisions of the Intercreditor Agreement. To the extent that any Lender is required pursuant to the provisions of the Intercreditor Agreement to turn over to the Collateral Agent any payments otherwise subject to the provisions of this subsection 13.7, such payments shall not be subject to the provisions of this subsection 13.7.

            13.8 RELEASE OF NEW SUBSIDIARY GUARANTEES. (a) If on the last day of any fiscal period of the Borrower the financial statements of the Borrower delivered pursuant to subsection 9.1 for such fiscal period show that the Interest Coverage Ratio was greater than 3.00 to 1.00 for the period ending on such last day, then upon written request of the Borrower the Collateral Agent shall release each New Subsidiary requested to be released from the Guarantee, PROVIDED that prior to or concurrently with such release, any guarantee by such New Subsidiary of the Senior Subordinated Notes, the Senior Notes and the Term Loan Agreement is released; and PROVIDED FURTHER that the foregoing provisions shall be subject to the terms of the Intercreditor Agreement.

            (b) If (i) in connection with the dissolution or liquidation of any New Subsidiary permitted hereunder or (ii) with respect to any New Subsidiary which does not have any assets other than DE MINIMIS assets, the Borrower requests the Collateral Agent to release such New Subsidiary from the Guarantee, the Collateral Agent shall so release such New Subsidiary PROVIDED that prior to or concurrently with such release, any guarantee by such New Subsidiary of the Senior Subordinated Notes, the Senior Notes and the Term Loans is released; and PROVIDED FURTHER that the foregoing provisions shall be subject to the terms of the Intercreditor Agreement.



                                                       (Credit Agreement)

            13.9 MODIFICATION OF SCHEDULES. The Borrower may, from time to time, amend, supplement or otherwise modify any of the Schedules to this Agreement by delivering a copy of such amended, supplemented or modified Schedule to the Agents (which schedule the Administrative Agent shall deliver a copy to each Lender) in accordance with the provisions of subsection 13.2 and such Schedule as amended, supplemented or modified shall be deemed to replace and supersede the existing Schedule unless objected to in writing by the Agents or the Required Lenders within 10 days after receipt thereof by the Lenders.

            13.10 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            13.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the removing provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            13.12 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to subject matter hereof not expressly set forth or referred to herein or the other Loan Documents.

            13.13 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            13.14 SUBMISSION TO JURISDICTION; WAIVERS. (a) The Borrower hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

            (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of


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



      any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b) Each of the Borrower, the Administrative Agent and the Lenders hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

            13.15 ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

            (b) none of the Agents, the Collateral Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents, the Collateral Agent or any Lender, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

            13.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            13.17 CONFIDENTIALITY. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement and each other Loan Document that is designated by the Borrower in writing confidential; PROVIDED that nothing herein shall prevent any Lender from disclosing any such


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information (a) to the Agents or any other Lender, (b) to any Transferee which receives such information having been made aware of the confidential nature thereof or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such contractual counterparties or their professional advisors agree to handle the above-described confidential information in accordance with safe and sound practices which are substantially the same as those followed by banking institutions, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Lender (provided that notice of such request or demand shall be furnished to the Borrower unless such notice is legally prohibited or such Governmental Authority requests that such notice not be furnished to the Borrower or such request is in connection with normal oversight activities by such Governmental Authority), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (provided that notice of such order or requirement shall be furnished to the Borrower unless such notice is legally prohibited or such court or Governmental Authority requests that such notice or requirement not be furnished to the Borrower), (f) which has been publicly disclosed other than in breach of this Agreement, or (g) in connection with the exercise of any remedy hereunder.


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



            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


BORROWER:                           PLAYTEX PRODUCTS, INC.


                                    By: /s/ Michael F. Goss
                                       -----------------------------------

                                    Title: Executive Vice President and
                                          --------------------------------
                                           Chief Financial Officer




                                                       (Credit Agreement)

LENDERS:
                                    WELLS FARGO BANK, N.A.,
                                    individually and as Administrative Agent


                                    By: /s/ Todd D. Robichaux
                                       -----------------------------------

                                    Title: Vice President
                                          --------------------------------




                                                       (Credit Agreement)

                                    DLJ CAPITAL FUNDING, INC.,
                                    individually and as the Syndication
                                    Agent


                                    By: /s/ Eric Swanson
                                       -----------------------------------

                                    Title: Managing Director
                                          --------------------------------




                                                       (Credit Agreement)